UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

BRIXMOR PROPERTY GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

March 30, 2017
Dear Fellow Stockholders:
Please join us for Brixmor Property Group Inc.’s Annual Meeting of Stockholders on Thursday, May 18, 2017, at 9:00 a.m. (Eastern Daylight Time) at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York 10017 in the Gallery on Lex (Room III).
As permitted by the rules of the Securities and Exchange Commission, we are pleased to be furnishing our proxy materials to stockholders primarily over the Internet. We believe this process expedites the stockholders’ receipt of the materials, lowers the costs of the Annual Meeting and conserves natural resources. We sent to stockholders of record at the close of business on March 14, 2017 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our proxy statement, annual report to stockholders and annual report on Form 10-K and vote online. If you would like to receive a printed copy of our proxy materials instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice.
The matters to be acted upon at the Annual Meeting are described in detail in the accompanying notice of the Annual Meeting and the proxy statement. We also will report on matters of current interest to our stockholders.
Please use this opportunity to contribute to our company by voting on the matters to come before this Annual Meeting. Stockholders who hold shares in their own name through our transfer agent, Computershare, can vote online or by telephone. To vote online or by telephone, follow the instructions for online voting contained within your Annual Meeting materials. In addition, if you have requested or received a paper copy of the proxy materials, you can vote by completing, dating, signing and returning the proxy card sent to you in the envelope accompanying the proxy materials. Voting online, by telephone or by returning the proxy card does not deprive you of your right to attend the Annual Meeting and to vote your shares in person. If you do attend the Annual Meeting and wish to vote in person, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your continued support of Brixmor Property Group Inc.
Sincerely,

James M. Taylor Chief Executive Officer and President	John G. Schreiber Chairman of the Board

PROXY VOTING METHODS
If at the close of business on March 14, 2017, you were a stockholder of record, you may authorize a proxy to vote in accordance with your instructions through the Internet, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, by mail, or you may vote in person at the Annual Meeting. For shares held through a broker, bank or other nominee, you may authorize a proxy by submitting voting instructions to your broker, bank or other nominee. To reduce our administrative and postage costs, we ask that you authorize a proxy through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 3 of the proxy statement.
If you are a stockholder of record or hold shares through a broker, bank or other nominee and are voting by proxy, your proxy must be received by 11:59 p.m. on May 17, 2017 to be counted.
To authorize a proxy if you are a stockholder of record:
BY INTERNET
•
Go to the website www.AALvote.com.BRX and follow the instructions, 24 hours a day, seven days a week.

•
You will need the control number included on your Notice of Internet Availability or proxy card to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE
•
From a touch-tone telephone, dial 1-866-804-9616 and follow the recorded instructions, 24 hours a day, seven days a week.

•
You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

BY MAIL
•
Mark your selections on the proxy card.

•
Date and sign your name exactly as it appears on your proxy card form.

•
Mail the proxy card in the enclosed postage-paid envelope.

YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.
If you hold your shares in street name, you may also submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.

BRIXMOR PROPERTY GROUP INC.
Notice of Annual Meeting of Stockholders
TIME	9:00 a.m. (Eastern Daylight Time) on Thursday, May 18, 2017
PLACE	Grand Hyatt New York 109 East 42nd Street at Grand Central Terminal New York, New York 10017 Gallery on Lex (Room III)
ITEMS OF BUSINESS	1. To elect nine directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualify.
2. To consider and vote on a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.
3. To consider and vote on, on a non-binding advisory basis, a resolution to approve the compensation paid to our named executive officers, as described in the enclosed proxy statement.
4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting, or any adjournments or postponements thereof, if you were a stockholder of record at the close of business on March 14, 2017.
VOTING BY PROXY	To ensure your votes are cast, you may authorize a proxy over the Internet, by telephone or, if you have requested or received a paper copy of the proxy materials by mail, by completing, signing and returning your paper proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the proxy statement and on the proxy card.
By Order of the Board of Directors,
Steven F. Siegel
Executive Vice President, General Counsel & Secretary
This Notice of Annual Meeting and proxy statement are being distributed or made available, as the case may be, on or about March 30, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 18, 2017: Our proxy statement, annual report to stockholders and annual report on Form 10-K will be available at www.viewproxy.com/brixmor/2017 beginning on March 30, 2017. As permitted by the Securities and Exchange Commission (the “SEC”), the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record. All stockholders will have the ability to access the proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the SEC on February 13, 2017 (the “Annual Report”) on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.
In addition, any shareholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual meetings on the environment. A shareholder’s election to receive proxy materials by email will remain in effect until the shareholder terminates it.

BRIXMOR PROPERTY GROUP INC.
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 869-3000
PROXY STATEMENT
Annual Meeting of Stockholders May 18, 2017 9:00 a.m. (Eastern Daylight Time)
This proxy statement is being furnished by and on behalf of the board of directors of Brixmor Property Group Inc. in connection with the solicitation of proxies to be voted at the 2017 annual meeting of stockholders. This proxy statement and our 2016 annual report to stockholders will be available at www.viewproxy.com/brixmor/2017 beginning on March 30, 2017.
General Information
Why am I being provided with these materials?
We have made these proxy materials available to you via the Internet or, upon your request, have delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors (the “Board”) of Brixmor Property Group Inc., a Maryland corporation (the “Company”), of proxies to be voted at our Annual Meeting of Stockholders to be held on May 18, 2017 (“Annual Meeting”), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares in person. The Annual Meeting will be held at 9:00 a.m. Eastern Daylight Time at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York 10017 in the Gallery on Lex (Room III). For directions to the Annual Meeting you may contact our Secretary at Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.
What am I voting on?
There are three proposals to be considered and voted on at the Annual Meeting:
•
Proposal No. 1:   Election of nine directors to serve until our next annual meeting and until their successors are duly elected and qualify.

•
Proposal No. 2:   Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

•
Proposal No. 3:   Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

Who is entitled to vote?
Stockholders as of the close of business on March 14, 2017 (the “Record Date”), may vote at the Annual Meeting, or any postponement or adjournment thereof. As of that date, there were 304,893,187 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•
Held directly in your name as “stockholder of record” (also referred to as “registered stockholder”);

•
Held for you in an account with a broker, bank or other nominee (shares held in “street name”). Street name holders generally cannot vote their shares directly and instead must instruct the broker, bank or other nominee how to vote their shares; and

•
Held for you by us as restricted shares (whether vested or non-vested) under any of our stock incentive plans.

What constitutes a quorum?
The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Stockholders who properly authorize a proxy but who instruct their proxy holder to abstain from voting on one or more matters are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by “broker non-votes,” described below, also are counted as present and entitled to vote for purposes of determining a quorum. However, as described below under “How are votes counted?,” if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any proposal on which your broker, bank or other nominee does not have discretionary authority to vote (a “broker non-vote”).
What is a “broker non-vote”?
A broker non-vote occurs when shares held by a broker, bank or other nominee are not voted with respect to a proposal because (1) the broker, bank or other nominee has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker, bank or other nominee lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters and a broker, bank or other nominee will lack the authority to vote shares at his/her discretion on such proposals. Proposal No. 2 is considered a discretionary matter and a broker, bank or other nominee will be permitted to exercise his/her discretion.
How many votes are required to approve each proposal?
The affirmative vote of a majority of the votes cast will be required to approve each proposal at the Annual Meeting. While the vote on executive compensation (Proposal No. 3) is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding executive compensation.
How are votes counted?
You may instruct your proxy to vote “FOR” or “AGAINST” or to “ABSTAIN” with respect to each of the proposals. Abstentions and broker non-votes will have no effect on the outcome of the proposals.
If you properly authorize a proxy (whether by internet, telephone or mail) without specifying voting instructions on any matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be brought before the Annual Meeting. The Board has recommended a vote “FOR” each director nominee listed herein and “FOR” Proposals Nos. 2 and 3.
Who will count the vote?
Representatives of Alliance Advisors will tabulate the votes, and representatives of Alliance Advisors will serve as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•
“FOR” each of the nominees for election as directors set forth in this proxy statement.

•
“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.

•
“FOR” the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

How do I authorize a proxy to vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may authorize a proxy to vote on your behalf at the Annual Meeting. Specifically, you may authorize a proxy:
•
By Internet—If you have Internet access, you may authorize your proxy by going to www.AALvote.com.BRX and by following the instructions on how to complete an electronic proxy card. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by Internet.

•
By Telephone—If you have access to a touch-tone telephone, you may authorize your proxy by dialing 1-866-804-9616 and by following the recorded instructions. You will need the control number included on your Notice of Internet Availability or proxy card in order to vote by telephone.

•
By Mail—If you have requested or received a paper copy of the proxy materials by mail, you may authorize your proxy by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the card in the envelope that has been provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your broker, bank, or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m. on May 17, 2017 for the voting of shares held by stockholders of record or held in street name.
Mailed proxy cards with respect to shares held of record or in street name must be received no later than May 17, 2017.
How do I vote my shares in person at the Annual Meeting?
First, you must satisfy the requirements for admission to the Annual Meeting (see below). Then, if you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you must bring proof of identification along with your Notice of Internet Availability or proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the record holder (for example, your broker, bank or other nominee) giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What does it mean if I receive more than one Notice on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you authorize a proxy by Internet or telephone, vote once for each Notice you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have authorized a proxy by Internet, telephone or mail, if you are a stockholder of record, you may change your voting instructions or revoke your proxy by:
•
Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than May 17, 2017;

•
Authorizing a proxy again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. on May 17, 2017;

•
Submitting a properly signed proxy card with a later date that is received no later than May 17, 2017; or

•
Attending the Annual Meeting, revoking your proxy and voting in person.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Do I need a ticket to be admitted to the Annual Meeting?
You will need your proof of identification along with either your Notice or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a broker, bank or other nominee and you wish to be admitted to attend the Annual Meeting, you must present proof of your ownership of Brixmor Property Group Inc. stock, such as a bank or brokerage account statement.
Do I also need to present identification to be admitted to the Annual Meeting?
Yes, all stockholders must present a form of personal identification in order to be admitted to the Annual Meeting.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Could other matters be decided at the Annual Meeting?
At the date this proxy statement went to press, we did not know of any matters that may be properly presented at the Annual Meeting other than those referred to in this proxy statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1—ELECTION OF DIRECTORS
Upon the recommendation of the Nominating and Corporate Governance Committee, nine nominees will be proposed for election as directors at the Annual Meeting to hold office until our next annual meeting of stockholders and until their successors are duly elected and qualify. Our nominees were selected by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. All nine nominees currently serve on our board of directors. All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the Board alternatively acts to reduce the size of the Board or maintain a vacancy on the Board in accordance with our bylaws. The Board has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election to the Board of Directors in 2017

The following information describes the offices held, other business directorships and the term of service of each director nominee. Beneficial ownership of equity securities of the director nominees is shown under “Ownership of Securities” below. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director.

James M. Taylor Jr.
Director since 2016
Age 50
Mr. Taylor has served as our Chief Executive Officer and President since May 2016 and as a director since June 2016. Mr. Taylor has more than 20 years of experience in the commercial real estate industry. From 2012 until joining Brixmor, he was Executive Vice President—Chief Financial Officer and Treasurer for Federal Realty Investment Trust, a real estate investment trust, and a member of Federal Realty’s executive and investment committees. At Federal Realty, he was also responsible for sourcing and evaluating business development opportunities for its east coast portfolio, as well as for operational oversight of its southeast portfolio. From 1998 to 2012, Mr. Taylor was a Senior Managing Director and the head of real estate investment banking at Eastdil Secured / Wells Fargo where he successfully completed over $100 billion of public debt and equity offerings, M&A transactions, asset and portfolio sales, private equity placements, mortgage financings and bank loans for his real estate clients. Prior to joining Eastdil Secured, Mr. Taylor practiced corporate and securities law at the law firm Hunton & Williams, with a focus on equity REITs, and also worked as a senior accountant for the accounting firm Price Waterhouse in Washington, D.C. He is a member of the Urban Land Institute (ULI). He received a B.S. and J.D. from the University of Virginia. In determining that he should serve as a director, our Board considered Mr. Taylor’s extensive experience over more than 20 years in the commercial real estate industry and his knowledge of our business and portfolio as our chief executive officer.

John G. Schreiber
Director and Chairman since 2013
Age 70
Mr. Schreiber has served as a Director since 2013. Mr. Schreiber is the President of Centaur Capital Partners, Inc. In December 2015, he retired as a Partner and Co-Founder of Blackstone Real Estate Advisors (“BREA”). As Co-Chairman of the BREA Investment Committee, Mr. Schreiber oversaw all Blackstone real estate investments since its founding in 1992. Prior thereto, Mr. Schreiber served as Chairman and Chief Executive Officer of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. Mr. Schreiber currently serves on the board of JMB Realty Corp., Hilton Worldwide Inc. and Invitation Homes and is a Director/Trustee of a number of mutual funds managed by T. Rowe Price Associates and a Trustee of Loyola University. He is a past board member of General Growth Properties, Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company, AMLI Residential Properties Trust, Inc. and Blackstone Mortgage Trust, Inc. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School. In determining that he should serve as a director, our Board considered Mr. Schreiber’s extensive experience with, and strong record of success in investing in, real estate-related assets, as well as his significant experience in serving as a director of various other companies, including real estate companies.

Michael Berman
Director since 2013
Age 59
Mr. Berman has served as a Director since 2013. Mr. Berman is the Executive Vice President and Chief Financial Officer of General Growth Properties, Inc. (“GGP”) and oversees its finance, accounting, capital markets, treasury, investor relations and corporate communications functions. He joined GGP in December 2011, and has over 25 years of combined experience in the real estate and financial industries. From December 2005 until he joined GGP, Mr. Berman served as Executive Vice President and Chief Financial Officer of Equity LifeStyle Properties, Inc. (“ELS”). From September 2003 until December 2005, Mr. Berman served as Vice President, Chief Financial Officer and Treasurer of ELS. During 2003, Mr. Berman was an associate professor at the New York University Real Estate Institute. From 1997 to 2002, he was a managing director in the investment banking department at Merrill Lynch & Co. Mr. Berman holds an M.B.A. from Columbia University Graduate School of Business, a J.D. from Boston University School of Law and a bachelor’s degree from Binghamton University in New York. Mr. Berman is a member of the Columbia Business School Real Estate Advisory Board and is a member of the Urban Land Institute. In determining that he should serve as a director, our Board considered Mr. Berman’s extensive experience in the real estate and finance industries, including in the retail property sector in particular, and his familiarity with financial reporting and accounting matters.

Sheryl M. Crosland
Director since 2016
Age 64
Ms. Crosland has served as a Director since December 2016. Ms. Crosland most recently served as Managing Director and Retail Sector Head at JP Morgan Investment Management’s Global Real Assets Group from 1998 until 2014. She spent over 30 years with JP Morgan in various positions in real estate investment management and served on the Board of Directors of Donahue Schriber Realty Group and Edens Investment Trust. Ms. Crosland attained a B.S. from Furman University and a Master of Science in Industrial Management from Georgia Institute of Technology and is a certified public accountant. In determining that she should serve as a director, our Board considered Ms. Crosland’s extensive experience in the real estate industry, in particular her familiarity with real estate investment, ownership and operational experience.

Anthony W. Deering
Director since 2013
Age 72
Mr. Deering has served as a Director since 2013. Mr. Deering has served as Chairman of Exeter Capital, LLC, a private investment firm, since November 2004. Prior thereto, Mr. Deering served as Chairman of the Board and Chief Executive Officer of The Rouse Company, a large publicly-traded national real estate company, from 1997 to November 2004. With The Rouse Company since 1972, Mr. Deering previously had served as Vice President and Treasurer, Senior Vice President and Chief Financial Officer and President and Chief Operating Officer. Mr. Deering serves as Lead Independent Director on the Boards of the T. Rowe Price Mutual Funds, is a member of the Board of Directors of Under Armour, Inc., where he serves as a member of the Audit Committee, and is a member of the Deutsche Bank Americas Regional Client Advisory Board. Mr. Deering has served in the past as a director of Vornado Realty Trust and Mercantile Bank. He received a B.S. from Drexel University and an M.B.A. from the Wharton School, University of Pennsylvania. In determining that he should serve as a director, our Board considered Mr. Deering’s extensive experience in the real estate industry, including serving as Chairman of the Board and Chief Executive Officer of The Rouse Company, his familiarity with financial reporting and accounting matters and his significant experience in serving as a director of other public companies.

Thomas W. Dickson
Director since 2015
Age 61
Mr. Dickson has served as a Director since 2015. Mr. Dickson most recently served as Chief Executive Officer of Harris Teeter, a leading regional supermarket chain of more than 200 supermarkets, primarily in the Southeastern and Mid-Atlantic United States, from February 1997 until Harris Teeter’s sale to The Kroger Co. in January 2014, and also served as Chairman of the Board of Harris Teeter from March 2006 until January 2014. Prior to becoming Chief Executive Officer, Mr. Dickson served as President of Harris Teeter from February 1997 through March 2012 and as Executive Vice President of Harris Teeter from February 1996 to February 1997. From February 1994 to February 1996, Mr. Dickson served as President of American & Efird, Inc., Harris Teeter’s former A&E subsidiary, and from February 1991 to February 1994 he served as Executive Vice President of American & Efird, Inc. He served as Chairman of the Board of The Pantry, Inc. from April 2014 until its sale in March 2015. Mr. Dickson has served on the Board of Directors of Conagra Brands, Inc. since December 2016. Mr. Dickson attained a B.A. and M.B.A. from the University of Virginia. In determining that he should serve as a director, our Board considered Mr. Dickson’s extensive operational experience and expertise in the supermarket grocery business, his broad real estate knowledge and his substantial public company board experience.

Daniel B. Hurwitz
Director since 2016
Age 53
Mr. Hurwitz has served as a Director since February 2016 and previously served as our interim President and Chief Executive Officer from February 2016 until May 2016. Mr. Hurwitz is the founder and chief executive officer of Raider Hill Advisors, LLC, a private real estate investment and retail advisory firm located in New York City. Prior to founding Raider Hill in 2015, Mr. Hurwitz served in numerous executive capacities for DDR Corp. from 1999 to 2015, culminating in the role of chief executive officer from January 2010 to December 2014. DDR Corp. is a NYSE-listed real estate investment trust that owns and manages shopping centers. Mr. Hurwitz is a member of the Board of Directors of General Growth Properties, Inc., a member of International Council of Shopping Centers (ICSC) and a former member of the ICSC Board of Trustees Executive Committee. He also previously served as a member of the NAREIT Executive Board of Governors and Governance Committee in addition to the Board of Directors of DDR Corp, CubeSmart, Sonae Sierra Brasil, SA and Boscovs Department Store, Inc. Mr. Hurwitz is a graduate of Colgate University and currently serves as Chairman of the Colgate University Board of Trustees. In determining that he should serve as a director, our Board considered Mr. Hurwitz’s extensive management experience as chief executive officer of another publicly-traded real estate investment trust and interim chief executive officer of the Company, his extensive experience with shopping centers and his extensive experience as a director of other public real estate companies.

William D. Rahm
Director since 2013
Age 38
Mr. Rahm has served as a Director since 2013. Mr. Rahm is a Senior Managing Director of Centerbridge Partners, L.P., which he joined at its inception in 2006. He currently leads the firm’s real estate investment activities. Prior to joining Centerbridge, Mr. Rahm was a member of Blackstone’s real estate private equity group, where he completed investments in lodging businesses and real estate assets. Mr. Rahm graduated cum laude from Yale College. He received his J.D. cum laude from Harvard Law School and his M.B.A. with distinction from Harvard Business School. Mr. Rahm serves on the Board of Directors of Extended Stay America, Inc. and as Chairman of the Board of Great Wolf Resorts, Inc. In determining that he should serve as a director, our Board considered Mr. Rahm’s extensive experience in real estate and investments and his significant understanding of issues and risks that affect the Company.
Gabrielle Sulzberger
Director since 2015
Age 56
Ms. Sulzberger has served as a Director since 2015. Ms. Sulzberger is a General Partner of Rustic Canyon/Fontis Partners, L.P. (“RC/Fontis”), a private equity fund, which she co-founded in 2005. During her tenure at RC/Fontis, from October 2011 to February 2013, she served as interim CEO of Johnson Products Company, a portfolio company of RC/Fontis that manufactures hair care products. Previously, from 2002 through 2005, Ms. Sulzberger was Chief Financial Officer of the Villanueva Companies, a private holding company with diverse investment interests. She serves on the Board of Directors of Whole Foods Market, Inc., where she is chairman of the nominating and governance committee and serves on the audit committee, and Teva Pharmaceutical Industries, where she also serves on the audit, compensation and corporate responsibility committees. She has previously served on the Board of Directors of Stage Stores, Inc. and Bright Horizons Family Solutions. Ms. Sulzberger received a J.D. from Harvard Law School, an M.B.A. from Harvard Business School and a B.A. from Princeton University. In determining that she should serve as a director, our Board considered Ms. Sulzberger’s experience as a general partner and manager of a diversified private equity fund, executive positions of several consumer product companies and her audit committee chairman experience at a large public company in the retail sector.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

The Board of Directors and Certain Governance Matters
The business and affairs of the Company are managed under the direction of our Board, as provided by Maryland law, and the Company conducts its business through meetings of the Board and its three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
•
our Board is not classified and each of our directors is subject to re-election annually, and we will not classify our Board in the future without the approval of our stockholders;

•
our directors may be removed by the vote of a majority of the votes entitled to be cast and our Board may not increase the vote required to remove a director without stockholder approval;

•
we have fully independent audit, compensation and nominating and corporate governance committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•
our Board has a non-executive Chairman and a Lead Independent Director;

•
all members of our audit committee are “financial experts” as defined by applicable SEC regulations;

•
each senior officer (our chief executive officer, chief financial officer and each executive vice president) is expected to own common stock or common stock equivalents equal in market value to at least three to six times his or her annual base salary, depending on his or her position;
•
our executive officers and members of our board are prohibited from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument designed to hedge or offset any decrease in the market value of such equity securities;

•
our directors are elected by a vote of a majority of votes cast in uncontested elections, and in the event that an incumbent director fails to receive a majority of votes cast in an uncontested election, such incumbent director is required to submit his or her resignation to the Board, which will decide what action to take on the resignation, and the decision will be publicly disclosed.

•
we have opted out of the Maryland business combination and control share acquisition statutes, and in the future will not opt in without stockholder approval; and

•
we do not have a stockholder rights plan, and we will not adopt a stockholder rights plan in the future without stockholder approval;

•
we have instituted a mandatory retirement age of 75;

•
stockholders holding a majority of outstanding shares have the right to amend, alter or repeal our bylaws, or adopt new bylaws, at a duly called meeting of stockholders; and

•
our Board views its diversity as an important strength, with women currently constituting more than 20% of its members.

Director Independence and Independence Determinations

Under our Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.
The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Messrs. Berman, Deering, Dickson, Hurwitz, Rahm and Schreiber and Mses. Crosland and Sulzberger is independent for purposes of all applicable New York Stock Exchange standards, including with respect to committee service. Our Board has also determined that each of Messrs. Berman, Deering and Schreiber and Ms. Sulzberger is “independent” for purposes of Section 10A(m)(3) and each of Messrs. Dickson, Hurwitz and Rahm is “independent” for purposes of Section 10C(b) of the Exchange Act.
In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Board Structure

Our Board is led by the Chairman. The Chief Executive Officer position is separate from the Chairman position. We believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time. Accordingly, Mr. Schreiber serves as Chairman, while Mr. Taylor serves as our Chief Executive Officer and President. Our Board believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Schreiber’s attention to Board and committee matters allows the Chief Executive Officer to focus more specifically on overseeing the Company’s day to day operations as well as strategic opportunities and planning.

Board Committees and Meetings

The following table summarizes the current membership of each of the Board’s Committees.
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
James M. Taylor Jr.
John G. Schreiber	X		X
Michael Berman	X, Chair
Sheryl M. Crosland
Anthony W. Deering	X		X
Thomas W. Dickson		X
Daniel B. Hurwitz		X
William D. Rahm		X, Chair	X
Gabrielle Sulzberger	X		X, Chair
All directors are expected to make every effort to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2016, the Board held 13 meetings, the Audit Committee held 10 meetings, the Compensation Committee held four meetings and the
Nominating and Corporate Governance Committee held four meetings. All of our directors attended at least 75% of the aggregate of the meetings of the Board and relevant committee meetings in 2016. All nine directors then serving on the Board attended the 2016 annual meeting of stockholders.

Committee Membership

Audit Committee
All members of the Audit Committee are “independent,” in accordance with our Audit Committee charter and the applicable NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the New York Stock Exchange. In addition, our Board has determined that each of the members of the Audit Committee qualifies as an audit committee financial expert as defined by applicable SEC regulations. The Board reached its conclusion as to Mr. Berman’s qualification based on, among other things, his more than 10 years of experience as the Chief Financial Officer of two public real estate investment trusts. The Board reached its conclusion as to Mr. Deering’s qualification based on, among other things, his more than seven years of experience as either the Chief Executive Officer or the Chief Financial Officer of a large public national real estate company. The Board reached its conclusions as to Ms. Sulzberger based on, among other things, her 10 years of experience as a partner at a private equity fund, four years of experience as a chief financial officer and her experience as audit committee chairman of a public company. The Board reached its conclusions as to Mr. Schreiber based on, among other things, his experience assessing the preparation of financial statements as an audit committee member and his educational background, including his M.B.A from Harvard Business School.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Audit Committee Charter, and include among others the following:
•
carrying out the responsibilities and duties delegated to it by the Board, including its oversight of our financial reporting policies, our internal controls and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;

•
selecting our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;

•
reviewing and pre-approving the audit and non-audit services and the payment of compensation to the independent registered public accounting firm;

•
reviewing reports and material written communications between management and the independent registered public accounting firm, including with respect to major issues as to the adequacy of the Company’s internal controls;

•
reviewing the work of our internal audit function; and

•
reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K or other public dissemination in accordance with applicable rules and regulations of the SEC.
On behalf of the Board, the Audit Committee plays a key role in the oversight of the Company’s risk management policies and procedures. See “Oversight of Risk Management” below.
Compensation Committee
All members of the Compensation Committee are “independent,” in accordance with our Compensation Committee charter and the applicable NYSE listing standards applicable to boards of directors in general and compensation committees in particular.
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Compensation Committee Charter, and include among others the following:
•
establishing and reviewing the overall compensation philosophy of the Company;

•
reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, including annual performance objectives, if any;

•
evaluating the performance of the Chief Executive Officer in light of these corporate goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the annual salary, bonus, equity-based incentives and other benefits, direct and indirect, of the Chief Executive Officer;
•
reviewing and approving or making recommendations to the Board on the annual salary, bonus, equity and equity-based incentives and other benefits, direct and indirect, of the other executive officers;

•
considering policies and procedures pertaining to expense accounts of senior executives;

•
reviewing and approving, or making recommendations to the Board with respect to incentive-compensation plans and equity-based plans that are subject to the approval of the Board, and overseeing the activities of the individuals responsible for administering those plans;

•
reviewing and approving equity compensation plans of the Company that are not otherwise subject to the approval of the Company’s stockholders;

•
reviewing and making recommendations to the Board, or approving, all equity-based awards, including pursuant to the Company’s equity-based plans;

•
monitoring compliance by executives with the rules and guidelines of the Company’s equity-based plans; and

•
reviewing and monitoring all employee retirement, profit sharing and benefit plans of the Company.

With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include, among others, overseeing the preparation of the Compensation Discussion and Analysis and determining whether or not to recommend to the Board that the Compensation Discussion and Analysis be included in our annual proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more officers of the Company the authority to make awards to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plan, subject to compliance with the plan and the laws of the state of the Company’s jurisdiction.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable.
In 2016, Daniel B. Hurwitz, our former interim President and Chief Executive Officer, generally participated in discussions and deliberations with the Compensation Committee regarding determinations of annual cash incentive awards for our executive officers. Specifically, he made recommendations to the Compensation Committee regarding executive salaries, equity awards, the performance targets used under our annual bonus plan and the amounts of annual cash incentive awards. Mr. Hurwitz did not participate in deliberations regarding his own compensation.
For 2016, the Compensation Committee engaged the services of FPL Associates L.P. (“FPL”) as its independent outside compensation consultant. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee, and all work performed by FPL was pre-approved by the Compensation Committee. Neither FPL nor any of its affiliates maintains any other direct or indirect business relationships with the Company. As requested by the Compensation Committee, in 2016, FPL’s services to the Compensation Committee included preparing analyses and recommendations of senior executive compensation levels as compared to the Public REIT Peer Group (See “Compensation Discussion and Analysis—Compensation Determination Process” for a description of the Public REIT Peer Group) and recommending executive compensation program changes, including to the annual cash incentive awards under our annual bonus plan.
Nominating and Corporate Governance Committee
All members of the Nominating and Corporate Governance Committee are “independent,” in accordance with our Nominating and Corporate Governance Committee charter and the applicable NYSE listing standards.
The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which may be found at www.brixmor.com under Investors: Governance: Nominating and Corporate Governance Committee Charter, and include among others the following:
•
establishing the criteria for the selection of new directors;

•
identifying and recommending to the Board individuals to be nominated as directors;

•
evaluating candidates for nomination to the Board, including those recommended by stockholders;

•
conducting all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates;

•
considering questions of independence and possible conflicts of interest of members of the Board and executive officers;

•
reviewing and recommending the composition and size of the Board;

•
overseeing the evaluation of the Board, its committees, as applicable, and management; and

•
recommending members of the Board to serve on the committees of the Board and, where appropriate, recommending the removal of any member of any committee.

Oversight of Risk Management

The Board exercises oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements.
Through its regular meetings with management, including the finance, legal, and internal audit functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and non-independent directors. In accordance with our
Corporate Governance, the independent directors have elected Mr. Rahm from among themselves to serve as the Presiding Independent Director to call and preside at executive sessions. The Audit Committee also meets regularly in executive session.

Committee Charters and Corporate Governance Guidelines

Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board.
Our Corporate Governance Guidelines, our Audit, Compensation and Nominating and Corporate Governance Committee charters and other corporate governance information are available on the Governance page of the Investors section on our website at www.brixmor.com. Any stockholder also may request them in print, without charge, by contacting the Secretary at Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.

Stock Ownership Guidelines

The Board implemented stock ownership guidelines effective August 11, 2015. These guidelines are included in our Corporate Governance Guidelines referenced above. Each senior officer (our chief executive officer, chief financial officer and each executive vice president) is expected to own common stock or common stock equivalents equal in market value to a specified multiple of his or her annual base salary. The guideline for our chief executive officer is six times his or her base salary, for our chief financial officer is four times his or her base salary, and for the other senior officers is three times his or her base salary. New officers, including our Chief Executive Officer and President, Chief Financial Officer and Chief Investment Officer, that are subject to the ownership guidelines are expected to be in compliance by the fifth anniversary of their appointment to the position that results in application of the ownership guidelines. Each of our current senior officers, other than our Chief Financial Officer and Chief Investment Officer,

who have until May 2021 to own the requisite shares of common stock or common stock equivalents under the ownership guidelines, currently owns shares of common stock or common stock equivalents equal to or greater than their respective ownership guideline.
The Board has also established common stock ownership guidelines for our independent directors. Each independent director is expected to own shares of our common stock or common stock equivalents with an aggregate market value not less than five times the cash portion of such independent director’s annual board fee for the preceding year (exclusive of committee or chairperson fees) within five years of joining the Board.
For purposes of these stock ownership guidelines, (i) restricted stock and (ii) earned restricted stock units and LTIP units, which in each case are only subject to a time vesting requirement, shall be counted toward such requirement. The Board may, in its sole discretion, grant exceptions to the above guidelines.

Code of Business Conduct and Ethics and Code of Conduct for Senior Financial Officers

We have a Code of Business Conduct and Ethics which applies to all directors, officers and employees of the Company and a Code of Conduct for Senior Financial Officers which applies to our principal executive officer, principal financial officer and principal accounting officer or controller and persons performing similar functions. Each of these codes is available on our internet website www.brixmor.com under Investors: Governance. The Code of Business Conduct and Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws (including insider trading laws), use of our assets and business conduct and fair dealing. The Code of Conduct for Senior Financial Officers satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. The Company will disclose within four business days any substantive changes in or any waivers of the Code of Business Conduct and Ethics or Code of Conduct for Senior Financial Officers granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.
As described in our Code of Business Conduct and Ethics, the Company’s directors, officers and employees are provided with three avenues through which they can report violations or suspected violations with respect to accounting or auditing matters: a toll-free phone number, in writing, and a website. The toll-free phone number for directors, officers and employees is available 24 hours a day, seven days a week. Directors, officers and employees may report any violation of the Code of Business Conduct and Ethics that does not concern accounting or auditing matters either in writing or in person. Violations or suspected violations of the Code of Conduct for Senior Financial Officers must be reported to the Company’s General Counsel or the Chairman of the Audit Committee of the Board of Directors and may be made in person, in writing or through a toll-free phone number. Directors, officers and employees can choose to remain anonymous in reporting violations or suspected violations. In addition, we maintain a formal non-retaliation policy that prohibits action or retaliation against any director, officer or employee who makes a report in good faith even if the facts alleged are not confirmed by subsequent investigation.

Director Nomination Process

The Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for election as directors to the Board. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses overall Board composition considerations, including the importance of diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise (although the Board does not have a formal diversity policy), compliance with New York Stock Exchange and SEC board and committee independence requirements and the size of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s strength of character, mature judgment, familiarity with our business and industry, independence of thought and his or her ability to work collegially with the other members of the Board. In identifying prospective director candidates, the

Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. The Nominating and Corporate Governance Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral.
When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
Ms. Crosland is standing for re-election by stockholders for the first time at the Annual Meeting. Ms. Crosland was originally identified as a director nominee by management. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee may also assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. Each of the Company’s directors possesses high ethical standards, acts with integrity and exercises careful, mature judgment. Each is committed to employing his skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. A significant number of our directors possess experience in owning and managing public and privately held enterprises and are familiar with corporate finance and strategic business planning activities that are unique to publicly-traded companies like ours. Finally, many of our directors possess substantial expertise in advising and managing companies in various segments of the real estate industry.
In 2017, this process resulted in the Nominating and Corporate Governance Committee’s recommendation to the Board, and the Board’s nomination, of the nine incumbent directors named in this proxy statement and proposed for election by you at the upcoming Annual Meeting.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Corporate Secretary should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017. All recommendations for nomination received by the Corporate Secretary will be presented to the Nominating and Corporate Governance Committee for its consideration.
Stockholders may also nominate qualified candidates for the Board by complying with the advance notification, timeliness, consent, information and other requirements of our Bylaws regarding director nominations. These requirements are also described under the caption “Stockholder Proposals for the 2018 Annual Meeting.”

Communications with the Board

As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the Chairman, the Presiding Independent Director or chairperson of the Audit, Compensation, or Nominating and Corporate Governance Committees or to any committee of the Board, or to the non-management or independent directors as a group, may do so by (1) addressing such communications or concerns to the Board of Directors or any such individual directors or group or committee of directors by either name or title and sending it by mail to Brixmor Property Group Inc., c/o General Counsel, 450 Lexington Avenue, New York, New York 10017 or (2) sending an email to PresidingIndependentDirector@brixmor.com. Such communications may be done confidentially or anonymously.

Executive Officers of the Company

Set forth below is certain information regarding each of our current executive officers, other than Mr. Taylor, whose biographical information is presented under “Nominees for Election to the Board of Directors in 2017.”
Name	Age	Principal Occupation and Other Information
Angela Aman	37	Ms. Aman has served as Executive Vice President, Chief Financial Officer and Treasurer of Brixmor Property Group since May 2016. From August 2015 to May 2016, she was Executive Vice President and Chief Financial Officer of Starwood Retail Partners, responsible for strategic planning, implementing and management of all accounting and financial functions, as well as investor relations and partner reporting. From July 2011 to May 2015, she served as the Executive Vice President, Chief Financial Officer and Treasurer of Retail Properties of America, Inc., where she helped oversee the company’s initial public offering and subsequent capital raises, and was responsible for all aspects of accounting, finance, capital markets and information technology. She previously served as a Portfolio Manager with RREEF from July 2005 to July 2011 and started her career in the real estate practice in the investment banking group at Deutsche Bank in 2001. She received a B.S. from the Wharton School, University of Pennsylvania.
Brian T. Finnegan	36	Mr. Finnegan has served as Executive Vice President, Leasing since November 2014. From January 2009 through October 2014, Mr. Finnegan served as our Senior Vice President, Leasing & Redevelopment for the West region. From October 2007 until December 2008, he was Vice President, Redevelopment, and from June 2006 through October 2007 served as Regional Vice President, Leasing. He joined Kramont Realty Trust, a predecessor of Brixmor, in 2004 as a Senior Leasing Associate. Mr. Finnegan received a B.A. from Duquesne University.
Mark T. Horgan	41	Mr. Horgan has served as Executive Vice President, Chief Investment Officer of Brixmor Property Group since May 2016. From 2007 to May 2016, he was a Managing Director and senior member of the retail team at Eastdil Secured, where he advised retail real estate companies in investment underwriting, investor sourcing and capital markets transactions. Prior to joining Eastdil Secured, Mr. Horgan held positions at Federal Realty Investment Trust and Mills Corporation. He received a B.S. in Business Administration from The State University of New York at Buffalo.
Steven F. Siegel	56	Mr. Siegel has served as Executive Vice President, General Counsel since April 2007 and also Secretary since May 2007. From March 2002 to April 2007, Mr. Siegel was Executive Vice President of New Plan Excel Realty Trust, Inc. and was its General Counsel since 1991. Mr. Siegel joined New Plan Excel Realty Trust, Inc. in 1991 and was a Senior Vice President from September 1998 to March 2002. Mr. Siegel received a B.S. and a J.D. from St. John’s University.
Carolyn Carter Singh	54	Ms. Singh has served as Executive Vice President, Chief Talent Officer since January 2017. Ms. Singh served as Executive Vice President, Human Resources & Administration from July 2010 until January 2017. From April 2007 through July 2010, Ms. Singh served as our Senior Vice President, Human Resources & Administration. Until April 2007, she was Senior Vice President, Human Resources & Administration of New Plan Excel Realty Trust, Inc., having joined New Plan Excel Realty Trust, Inc. as Director of Human Resources in 2001. Ms. Singh received a B.A. from Rowan University.

PROPOSAL NO. 2—RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2017. Deloitte & Touche LLP has served as our independent registered public accounting firm since May 2015.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.
Ernst & Young LLP was previously our principal accountants. Ernst & Young was dismissed on May 6, 2015. The decision to change accountants was approved by our Audit Committee. During the interim period between December 31, 2014 and May 6, 2015, there were no disagreements between us and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the matter of the disagreement in connection with their reports.
Audit and Non-Audit Fees

In connection with the audit of the 2016 financial statements, we entered into an agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP will perform audit services for the Company.
The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of our financial statements for 2016 and 2015 and fees billed for other services rendered by Deloitte & Touche LLP for those periods:
	2016	2015
Audit Fees(1)	$1,696,318	$2,163,222
Audit-related fees(2)	80,167	80,167
Tax fees(3)	546,760	77,745
All other fees(4)	2,000	—
Total:	$2,325,245	$2,328,801
(1)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements and the review of financial statements included in Forms 10-Q and Forms 10-K. The fees are for services that are normally provided by Deloitte & Touche LLP in connection with statutory or regulatory filings or engagements. For 2016 and 2015, $154,800 and $1,293,205, respectively, was also billed by Ernst & Young LLP, our prior principal accountants. The fees billed in 2016 primarily relate to comfort letters in connection with the Company’s secondary equity offerings and public debt financings in 2016.

(2)
Includes fees billed in each of the last two fiscal years for services performed by Deloitte & Touche LLP that are related to financial reporting attest services that are not required by statute or regulation.

(3)
Includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning. For 2015, $670,237 was also billed by Ernst & Young LLP, our prior principal accountants.

(4)
Includes the aggregate fees billed in each of the last two fiscal years for products and services provided by Deloitte & Touche LLP, other than those services described above.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF Deloitte & Touche LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

PROPOSAL NO. 3—NON-BINDING VOTE ON
EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 22 to 46. While the results of the vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.
The text of the resolution in respect of proposal No. 3 is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED.”
In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 22 to 33, as well as the discussion regarding the Compensation Committee on pages 12 to 13. The next vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers will take place at the 2018 annual meeting of stockholders.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

Report of the Audit Committee

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under the discussion of  “The Board of Directors and Certain Governance Matters— Committee Membership—Audit Committee.” Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board
Auditing Standard No. 16 “Communications with Audit Committees.” In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Michael Berman, Chair
Anthony W. Deering
John G. Schreiber
Gabrielle Sulzberger

Report of the Compensation Committee

The Compensation Committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.
Submitted by the Compensation Committee of the Board of Directors:
Thomas W. Dickson
Daniel B. Hurwitz
William D. Rahm, Chair

Compensation of Our Officers
and DirectorS
Compensation Discussion and Analysis

Impact of Management Changes on our 2016 Compensation Disclosure
In 2016, Michael A. Carroll, our former chief executive officer, and Michael V. Pappagallo, our former president and chief financial officer, separated from the Company following the completion of the Audit Committee’s review of certain accounting and financial reporting matters (the “Audit Committee Review”). Following these separations, the Board of Directors appointed Mr. Hurwitz as interim President and Chief Executive Officer and Mr. Barry Lefkowitz as interim Chief Financial Officer. Messrs. Hurwitz and Lefkowitz served in an interim capacity until May 2016, at which time Mr. Taylor was appointed Chief Executive Officer and President and Ms. Aman was appointed Executive Vice President, Chief Financial Officer and Treasurer.
In addition, Mr. Horgan was appointed as Executive Vice President, Chief Investment Officer, in May 2016 and Michael Hyun, our former Executive Vice President, Chief Investment Officer, separated from the Company effective June 2016.
As a result of the separations and appointments in 2016, we have ten named executive officers (“NEOs”) for 2016. Five of our NEOs—Messrs. Taylor, Horgan, Siegel and Finnegan and Ms. Aman—are currently employed by the Company (the “Current Officers”); three of our NEOs—Messrs. Carroll, Pappagallo and Hyun—held permanent positions for part of 2016 but were no longer employed by the Company as of December 31, 2016 (the “Former Officers”); and two of our NEOs—Messrs. Hurwitz and Lefkowitz—held interim positions for part of 2016 but were no longer employed by the Company as of December 31, 2016 (the “Former Interim Officers”).
In the narrative and tabular presentation below, we have delineated between the Current Officers, the Former Officers and the Former Interim Officers, and provided additional disclosure where appropriate regarding the impact of 2017 compensation arrangements on our 2016 compensation disclosure.
Executive Summary of 2016 Compensation
Compensation Year 2016 (“CY2016”) Named Executive Officers—“Current Officers”
•
James M. Taylor Jr., our Chief Executive Officer and President

•
Angela Aman, our Executive Vice President, Chief Financial Officer and Treasurer

•
Mark Horgan, our Executive Vice President, Chief Investment Officer

•
Steven F. Siegel, our Executive Vice President, General Counsel and Secretary

•
Brian T. Finnegan, our Executive Vice President, Leasing

CY2016 Named Executive Officers—“Former Officers”
•
Michael A. Carroll, our former Chief Executive Officer

•
Michael V. Pappagallo, our former President and Chief Financial Officer

•
Michael Hyun, our former Executive Vice President, Chief Investment Officer

CY2016 Named Executive Officers—“Former Interim Officers”
•
Daniel B. Hurwitz, our former interim President and Chief Executive Officer

•
Barry Lefkowitz, our former interim Chief Financial Officer

Purpose of Compensation Program
Our executive compensation program is designed to attract and retain individuals with the qualifications to manage and lead the Company as well as to motivate them to develop professionally and contribute to the achievement of our financial and operational goals and ultimately create and grow our equity value.
Say on Pay
In 2016, stockholders showed strong support of our executive compensation programs with 99.5% of the votes cast for the approval of the “say on pay” proposal at our 2016 annual meeting of stockholders.

Primary Components of Executive Compensation(1)
Component	Form	Objective & Explanation
Salary	Cash	- Base level compensation, rewards day-to-day performance and standard job duties - Reflects level of responsibilities and experience/tenure
Annual Bonus (“Bonus”)	Cash
-
Earned for achievement of annual performance objectives

-
2016 performance objectives were Company financial metrics (75%) and Individual Goals (25%)

-
NEOs have bonus ranges with Threshold, Target and Maximum levels represented as percentages of base salary. Performance below Threshold would result in no bonus paid for the respective hurdle

-
Aids in retention

Long Term Incentive (“LTI”)	RSUs
-
Motivates executives to focus on longer term value creation and sustained financial performance

-
Provides alignment of interests with stockholders

-
Performance geared toward total shareholder return over a 3-year period

-
Aids in retention

(1)
For CY2016, these primary components of executive compensation applied for the Current Officers only.

Target Pay
At CY2016 Target levels, the composition of compensation for our Chief Executive Officer and President and the other Current Officers is as follows, illustrating that our program is heavily weighted toward incentive compensation or pay for performance.
Executive Composition of Compensation at CY2016 Target Levels
1
Includes CY2016 compensation of the Current Officers and excludes CY2016 compensation of the Former Officers and Former Interim Officers. With respect to Messrs. Taylor and Horgan and Ms. Aman, composition of compensation reflects base salary and target incentive compensation amounts provided in their employment agreements, prorated from May 20, 2016, the date their employment commenced. Such amounts exclude one-time time-vesting restricted stock unit awards for each of Messrs. Taylor and Horgan and Ms. Aman and a one-time signing bonus for Mr. Taylor. For more information on these additional one-time awards, see “Compensation of Our Officers and Directors—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with our Named Executive Officers—Current Officers.”

Incentive-based pay for all Current Officers averages 68% of total pay

Company Performance Versus Metrics
Brixmor’s annual bonus program features multiple performance metrics designed to pay for performance. The financial metrics used are key indicators of the executive team’s effectiveness at leading the broader team in the management of our properties (NOI) and our overall business (adjusted EBITDA).
While the LTI program is geared toward relative and absolute total shareholder return (TSR) over a three year period, a portion of the grant under the LTI plan in 2016 included a one-year performance period for certain financial metrics (adjusted EBITDA) and individual goals.
The following illustrates the achievement level of performance versus financial metrics for Brixmor’s 2016 annual bonus plan and long-term incentive plan.

Executive Compensation Philosophy and Corporate Governance
Our compensation philosophy is based on best practices, and our corporate governance standards are designed to align executive compensation with long-term stockholder interests.
What we do:
✓
Structure our Board with experienced leadership including a non-executive Chairman, a Lead Independent Director and knowledgeable committee chairs.

✓
The Compensation Committee conducts regular reviews of compensation strategies and programs, including our compensation risk profile, ensuring policies and programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

✓
The Compensation Committee directly retains the compensation consultant, FPL Associates, and the consultant performs no other services for management.

✓
Compensation programs are designed to reflect our culture of pay for performance—the majority of the NEOs’ Target pay is performance driven.

✓
We have stock ownership guidelines for our executive officers and directors.

✓
Ensure our LTI program drives long term value creation and aligns interests of executives and stockholders:

-
100% of LTI must be earned—no component is received by executives based solely on time with the company.

-
Once awards are earned, vesting occurs over multiple years as a form of retention.

-
Dividends on restricted stock units are only paid on earned units and accrue during the vesting period.

-
Program contains a claw back provision.

What we do not do:
X
We do not offer excessive perquisites or special health and welfare plans to executives.

X
Policy prohibits NEOs and Board members from engaging in any hedging transactions with respect to equity securities of the Company held by them, which includes the purchase of any financial instrument designed to hedge or offset any decrease in the market value of such equity securities.

Executive Compensation Objectives and Philosophy
Our primary executive compensation objectives are to:
•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately maintain and grow our long-term equity value;

•
reward senior management in a manner aligned with our financial performance and individual goals; and

•
align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.

To achieve our objectives, we deliver executive compensation through a combination of the following components: (1) base salary; (2) annual cash incentive compensation; (3) long-term equity compensation; (4) other employee benefits and perquisites; and (5) severance benefits.
Say-on-Pay and Say-on-Frequency Votes
Each year, the Compensation Committee considers the outcome of the stockholder advisory vote on executive compensation when making future decisions relating to the compensation of our named executive officers and our executive compensation program and policies. In 2016, stockholders showed strong support of our executive compensation programs, with 99.5% of the votes cast for the approval of the “say-on-pay” proposal at our 2016 annual meeting of stockholders. The Compensation Committee believes that its commitment to continuing the alignment of our named executive officers’ compensation with the Company’s performance resulted in almost unanimous stockholder support.
In light of the voting results with respect to the frequency of stockholder votes on executive compensation at the 2014 annual meeting of stockholders, the Board decided that Brixmor will hold an advisory vote on the compensation of named executive officers at each annual meeting of stockholders until the next required vote on the frequency of stockholder votes on executive compensation. As the Dodd-Frank Act requires that such stockholder votes on frequency be held at least once every six years, we currently expect the next stockholder vote on frequency to occur at the Company’s 2020 annual meeting.
Compensation Determination Process
Role of the Compensation Committee and Management
The Compensation Committee of our Board is responsible for determining the compensation of our Chief Executive Officer and our other named executive officers. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on company performance, retain talent, grow stockholder value and mitigate material risk. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities.
In 2016, Mr. Hurwitz, our interim President and Chief Executive Officer, worked with the Compensation Committee in managing our executive compensation program and he attended meetings of the Compensation Committee. Because of his daily involvement with the executive team during his interim tenure, our interim President and Chief Executive Officer made recommendations to the Compensation Committee regarding compensation for the named executive officers other than himself.
Role of the Compensation Consultant
For 2016, we engaged a compensation consultant, FPL, to assist us in evaluating the elements and levels of our executive compensation, including base salaries, annual cash incentive awards and annual equity-based incentives. All executive compensation services provided by FPL were conducted under the direction or authority of the Compensation Committee, and all work performed by FPL was pre-approved by the Compensation Committee. FPL’s services to the Compensation Committee included (1) reviewing size and performance statistics for the Company and the Public REIT Peer Group (2) preparing analyses and recommendations of the Company’s five highest executive compensation levels as compared to the Public REIT Peer Group (3) preparing competitive benchmarking on an individual and pay component basis and (4) analyzing executive compensation program changes at peer firms, including to the long-term incentive program design.
Use of Comparative Market Data
As requested by the Compensation Committee, in 2016, FPL, using their proprietary database that reflects information collected primarily via FPL projects, FPL surveys, and public filings, focused on six compensation components: (1) base salary, (2) target annual bonus, (3) actual annual bonus, (4) target total annual cash compensation, (5) long-term incentive and (6) total remuneration. The Compensation Committee, in its discretion in setting the compensation elements and levels for the named executive officers, took this data into consideration. Actual compensation of our named executive officers may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the named executive officer in the organization.
The Public REIT Peer Group consists of 12 companies comparable to Brixmor in terms of property focus, size and/or geography. In 2016, the Public REIT Peer Group included:

Public REIT Peer Group
AvalonBay Communities, Inc.	Host Hotels & Resorts, Inc.
CBL & Associates Properties, Inc.	Kimco Realty Corporation
DDR Corp.	Macerich Company
Digital Realty Trust, Inc.	Regency Centers Corporation
Equity One, Inc.	Taubman Centers, Inc.
Federal Realty Investment Trust	Weingarten Realty Investors
Compensation Elements
Base Salary
Base salary compensates our executives for performing the day-to-day requirements of their positions and provides them with a minimum level of cash income predictability and stability with respect to a portion of their total compensation. We believe that the level of a named executive officer’s base salary should reflect that named executive officer’s performance, experience and breadth of responsibilities, salaries for similar positions within the community and in our industry generally, and any other factors relevant to that particular job. The minimum base salary payable to each named executive officer is set by the terms of an employment agreement entered into with each named executive officer, the material terms of which are summarized in the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table— Employment Agreements with Our Named Executive Officers” below. Each named executive officer is reviewed annually and is eligible for a discretionary annual merit increase. Base salaries may also be adjusted at other times to deal with competitive pressures or changes in job responsibilities.

The following table reflects the base salaries of our NEOs that are Current Officers at the end of 2016.
Name(1)	Base Salary as of December 31, 2016
James M. Taylor Jr.	$800,000(2)
Angela Aman	$500,000(2)
Mark Horgan	$475,000(2)
Steven F. Siegel	$450,000
Brian T. Finnegan	$300,000
(1)
The Former Officers and the Former Interim Officers were not employed by the Company on December 31, 2016. The annualized base salaries for the Former Officers were as follows: Mr. Carroll ($800,000); Mr. Pappagallo ($750,000); and Mr. Hyun ($370,000). Mr. Hurwitz’s contractual compensation was $1,800,000 (paid in the form of a $600,000 restricted stock grant and $200,000 in cash monthly for six months) and Mr. Lefkowitz’s contractual compensation was $900,000 (paid in the form of a $150,000 restricted stock grant and $125,000 in cash monthly for six months).

(2)
Represents the base salaries of Messrs. Taylor and Horgan and Ms. Aman in CY2016 on an annualized basis. The base salary of each of Messrs. Taylor and Horgan and Ms. Aman was prorated from May 20, 2016, the date each commenced employment with the Company.

Annual Cash Incentive Compensation
In order to motivate our named executive officers to achieve near-term performance goals and tie a portion of their cash compensation to actual performance, each named executive officer is eligible for annual cash incentive awards under our annual bonus plan (“Annual Bonus Plan”) based on achievement of corporate financial targets and individual qualitative goals, each set at the beginning of a fiscal year, with the threshold, target and maximum payout amounts based on a percentage of the named executive officer’s base salary. The Current Officers’ threshold, target and maximum payout amounts were as follows based on the following percentages provided in their respective employment agreements.
Name	Threshold	Target	Maximum
James M. Taylor(1)	100%	125%	200%
Angela Aman(1)	56%	75%	100%
Mark Horgan(1)	56%	75%	100%
Steven F. Siegel	49%	65%	85%
Brian T. Finnegan	45%	60%	85%
(1)
Pursuant to their employment agreements, for CY2016, the annual bonus for each of Messrs. Taylor and Horgan and Ms. Aman would in no event be less than target level on a prorated basis.

Corporate Financial Metrics
For fiscal 2016, the Annual Bonus Plan was based on our achievement of two corporate financial metrics, expressed on a per share basis: net operating income and adjusted EBITDA. We calculate net operating income as total property revenues (base rent, ancillary and other, expense reimbursements and percentage rents) less direct property operating expenses (operating costs, real estate taxes and provision for doubtful accounts). Net operating income excludes corporate level income (including management, transaction, and other fees), lease termination fees, straight-line rental income, amortization of above- and below-market rent and tenant inducements, straight-line ground rent expense and the Company’s unconsolidated joint venture, Montecito Marketplace. Adjusted EBITDA represents EBITDA (the sum of our net income (loss) in accordance with GAAP before interest expense, federal and state taxes and depreciation and amortization), as adjusted for (i) gain (loss) on disposition of operating properties, (ii) impairment of real estate assets and real estate equity investments, (iii) gain (loss) on extinguishment of debt, (iv) transaction expenses and (v) other items that we believe are not indicative of our operating performance.
The Annual Bonus Plan for 2016 was structured to reward Messrs. Taylor, Horgan, Siegel and Finnegan and Ms. Aman based on the foregoing two corporate financial metrics (75% of the bonus) and based on individual performance criteria (25% of the bonus). Mr. Hyun was not an employee as of December 31, 2016 but was paid a bonus for 2016 pursuant to his employment agreement based on target performance and prorated through June 1, 2016. Pursuant to their employment agreements, Messrs. Taylor and Horgan and Ms. Aman received bonuses with respect to 2016 performance prorated from their May 20, 2016 start dates. Mr. Taylor was also paid a signing bonus in 2016 pursuant to his employment agreement. The Former Officers were not paid an annual bonus for 2016, and the Former Interim Officers were not part of the Annual Bonus Plan in 2016.
Individual Qualitative Goals of Current Officers
Because Messrs. Taylor and Horgan and Ms. Aman were not employed by the Company at the beginning of 2016, they did not have pre-established goals in 2016. Instead, the Compensation Committee evaluated the achievement of their individual objectives for CY2016 based on their overall performance during 2016. Mr. Siegel’s individual goals in 2016 included his assistance in connection with completing certain critical tenant leases, his handling of the litigation and governmental investigations following the completion of the Audit Committee Review, his handling of matters in connection with management changes, his assistance in connection with secondary equity offerings and public debt financings, effective cost saving renewals of the Company’s insurance programs, and his oversight and resolution of various other legal matters. Mr. Finnegan’s individual goals in 2016 included his oversight of the execution of new and renewal leases, increasing leased occupancy, the addition of new retailers to the portfolio, and various other leasing matters. In connection with the Annual Bonus Plan for 2016, the Compensation Committee determined that Messrs. Taylor, Siegel and Finnegan and Ms. Aman achieved maximum performance with respect to their individual performance goals and Mr. Horgan achieved between target and maximum performance with respect to his individual performance goals.

2016 Annual Bonus Plan Metrics and Weight
The following table shows the weighting assigned to each of the Current Officers for each fiscal 2016 Annual Bonus Plan performance metric.
Name	Net Operating Income	Adjusted EBITDA	Individual Component
James M. Taylor	37.5%	37.5%	25%
Angela Aman	37.5%	37.5%	25%
Mark Horgan	37.5%	37.5%	25%
Steve F. Siegel	37.5%	37.5%	25%
Brian T. Finnegan	37.5%	37.5%	25%
2016 Annual Bonus Plan Corporate Financial Performance Targets and Results
The table below sets forth, on a per share basis, the threshold, target, and maximum performance goals for each fiscal 2016 Annual Bonus Plan corporate financial metric, as well as actual per share performance results for 2016. Actual payouts between the threshold, target and maximum amounts were interpolated on a linear basis.
Metric	2016 Threshold	2016 Target	2016 Maximum	2016 Results
Net Operating Income	$2.93	$2.95	$2.98	$2.97
Adjusted EBITDA	$2.81	$2.84	$2.87	$2.87
2016 Annual Bonus Plan Awards Paid
As detailed in the following table, actual amounts paid under the Annual Bonus Plan to the Current Officers for fiscal 2016 were as follows:
Name	2016 Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Potential	Combined Achievement Factor as a Percentage of Target	2016 Annual Bonus
James M. Taylor Jr.	$480,000(1)	125%	$600,000(2)	157%	$940,531
Angela Aman	$300,000(1)	75%	$225,000(2)	133%	$298,684
Mark Horgan	$285,000(1)	75%	$213,750(2)	129%	$274,965
Steven F. Siegel	$450,000	65%	$292,500	127%	$371,363
Brian T. Finnegan	$300,000	60%	$180,000	137%	$245,719
(1)
Pursuant to their employment agreements, Mr. Taylor’s 2016 prorated salary was based on an annual base salary of  $800,000, Ms. Aman’s 2016 prorated salary was based on an annual base salary of  $500,000 and Mr. Horgan’s 2016 prorated salary was based on an annual base salary of  $475,000, in each case prorated from May 20, 2016, the effective date of their employment.

(2)
Represents the minimum 2016 annual bonus provided in the employment agreements of each of Messrs. Taylor and Horgan and Ms. Aman.

Long-Term Equity Compensation
The Company grants awards under its 2013 Omnibus Incentive Plan (the “Equity Incentive Plan”) with performance measurement primarily focused on total shareholder return over a three year period. Such equity-based awards are granted in the form of restricted stock units (“RSUs”) or, at the election of the executive, LTIP Units, which are described below (in CY2016, executives did not have the option to elect LTIP Units). All of our NEOs who were granted equity-based awards in 2016 received RSUs. The Board believes that the Equity Incentive Plan and the awards made thereunder align the Company’s long-term incentive awards with competitive practices and stockholder interests and support the objectives of long-term value creation.
In 2016, the aggregate number of performance-based RSUs granted to our named executive officers assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria described below) was 50,077 for Mr. Taylor, 24,342 for Ms. Aman, 23,667 for Mr. Horgan 49,741 for Mr. Siegel, 18,817 for Mr. Finnegan and 51,075 for

Mr. Hyun. In addition to performance-based RSUs, Mr. Taylor, Ms. Aman and Mr. Horgan were awarded 203,590, 58,892 and 47,911, respectively, one-time grants of time-vesting RSUs (the “Time-Vesting RSUs”). Mr. Taylor’s Time-Vesting RSUs vest in three equal tranches on January 1, 2017, January 1, 2018 and January 1, 2019. Each of Ms. Aman’s and Mr. Horgan’s Time-Vesting RSUs vest in five equal tranches on May 20, 2017 through May 20, 2021.
The RSUs, other than the Time-Vesting RSUs, are each subject to the performance-based and service-based vesting and forfeiture conditions described below. The Time-Vesting RSUs are subject to the service-based vesting and forfeiture conditions described below.
Terms of the RSUs and LTIP Units
In order to facilitate the transition to equity-based awards following the IPO, the initial grants of RSUs and LTIP Units (collectively, the “units”) made in 2014 were divided into three tranches, with the award more heavily weighted to the third tranche, which has a three-year performance period. The first and second tranches were measured over one-year and two-year performance periods, respectively. The 2015 and 2016 grants of units were divided into a one-year performance period and a three-year performance period, with the awards more heavily weighted to the three-year performance period.
Under the terms of the award agreements, each executive can achieve a threshold, target, and maximum number of units in respect of each tranche or performance period. The number of units actually earned for each tranche or performance period is determined based on actual performance during the specified performance period, and the earned units are then further subject to service-based vesting conditions. During 2016 the performance periods for the third tranche of the 2014 award and the one-year performance period of the 2016 award were completed. The tranches or performance periods that were completed in 2016, as well as the three-year performance period for the 2016 award, are described in more detail below.
Third Tranche of 2014 Award and Three-Year Performance Period of 2016 Award
The performance criteria for the third tranche of the 2014 award and the three-year performance period of the 2016 award, which comprises half of the total 2014 award grant and 66 2/3% of the 2016 award grant, respectively, are relative total shareholder return in relation to a peer index (“Relative TSR”) (60% of such units), absolute total shareholder return (“Absolute TSR”) (20% of such units), and a company-wide performance objective (20% of such units). The performance period for the third tranche of the 2014 award began October 29, 2013 and ended December 31, 2016, while the three-year performance period of the 2016 award began January 1, 2016 and ends December 31, 2018. The total number of units that are earned based on the relative and absolute total shareholder return are each based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For 2014 units that are earned, 50% became vested as of February 28, 2017, the date performance for the three-year performance period was confirmed by the Compensation Committee, 25% will vest on January 1, 2018, and the remaining 25% will vest on January 1, 2019, in each case subject to continued employment.
For 2016 units that are earned, 50% will vest as of the date performance is confirmed by the Compensation Committee following December 31, 2018, 25% will vest on January 1, 2020, and the remaining 25% will vest on January 1, 2021, in each case subject to continued employment.
For the Relative TSR component, we use the FTSE NAREIT Equity Shopping Center Index (the “Index”) as the peer index. No units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:

Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	More than 250 bps below index return	0%
Threshold	250 bps below index return	50%
Target	100 bps above index return	100%
Maximum	500 bps over index return	150%

For the Absolute TSR component, no units are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:
Level of Achievement	Absolute TSR	Percentage of Award Earned
Below Threshold	<6.0%	0%
Threshold	6.0%	50%
Target	9.0%	100%
Maximum	12.0%	150%
For the third tranche of the 2014 award, the Company achieved the company-wide performance objective and achieved Relative TSR between target and maximum performance (102.5% of target) and Absolute TSR between target and maximum performance (120% of target).
One-Year Performance Period of 2016 Award
The performance criteria for the one-year performance period of the 2016 award, which comprises one-third of the total 2016 award grant, are adjusted EBITDA per share (75% of such units) and satisfactory individual performance (25% of such units), in each case for the period beginning January 1, 2016 and ending December 31, 2016. The total number of units that are earned based on adjusted EBITDA per share is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For units that are earned, 50% became vested as of February 28, 2017, the date performance for the one-year performance period was confirmed by the Compensation Committee, 25% will vest on January 1, 2018 and the remaining 25% will vest on January 1, 2019, in each case subject to continued employment.
The table below sets forth the threshold, target, and maximum performance goals, on a per share basis, for the corporate performance criteria for the one-year performance period of the 2016 award.

Level of Achievement	Adjusted EBITDA per share Achieved	Percentage of Award Earned
Below Threshold	Less than $2.81	0%
Threshold	$2.81	50%
Target	$2.84	100%
Maximum	$2.87	150%
For the performance period from January 1, 2016 to December 31, 2016, the Company achieved adjusted EBITDA per share of  $2.87, resulting in an achievement factor of 150% of the target amount. The Compensation Committee considered the performance of each of the Current Officers in CY2016 and determined that they each had satisfactory individual performance to entitle them to the individual component under the one-year performance period of the 2016 award.
Forfeiture of Units
In general, unvested units are forfeited as of the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become earned and vested, based on actual performance through the date of termination (or target performance, in the case of company-wide performance objectives or individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.
Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of termination (or target performance, in the case of company-wide performance objectives or individual performance criteria).
LTIP Units
LTIP Units are a class of partnership units that are intended to qualify as “profits interests” in the OP for federal income tax purposes that, subject to certain conditions, including vesting, are convertible by the holder into OP Units. LTIP Units initially will not have full parity, on a per unit basis, with OP Units with respect to ordinary and liquidating distributions. Upon the occurrence of specified events, LTIP Units can over time achieve full parity with OP Units, at which time vested LTIP Units may be converted into OP Units on a one-for-one basis. Holders of OP Units (other than the Company, BPG Subsidiary Inc. or the General Partner) may, in turn, redeem their OP Units for cash based upon the market value of an equivalent number of shares of the Company’s common stock or, at the General Partner’s election, exchange their OP Units for shares of the Company’s common stock on a one-for-one basis subject to customary conversion rate adjustments for splits, unit distributions and reclassifications.
Other Employee Benefits & Perquisites
We provide to all our employees, including our named executive officers, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Our named executive officers are eligible to receive the same benefits, including life and health benefits and vacation, holiday and sick time that are available to all employees. Our employees, including the named executive officers, are also eligible to participate in a tax-qualified 401(k) plan. Employees may contribute to the 401(k), on a pre-tax basis, between 0% and 50% of their annual pay, up to the maximum allowable amount permitted by the IRS, and we match 100% of the first 3% of the employee’s annual pay in order to encourage employee participation. Our named executive officers also receive supplemental long-term disability coverage, medical and dental benefits and, in limited circumstances, modest perquisites such as automobile use. Messrs. Taylor and Horgan and Ms. Aman also received certain relocation expenses in connection with their recent hires by the Company. These other employee benefits and perquisites are reflected in the “All Other Compensation” column of the “Summary Compensation Table” below and the accompanying footnote. The board believes that providing modest perquisites is both customary among our peers and necessary for attracting and retaining talent.
Severance Benefits
The board believes that severance arrangements are necessary to attract and retain the talent required for our long-term success, and views our severance arrangements as recruitment and retention devices that help secure the continued employment and dedication of our named executive officers, including when we are considering strategic alternatives. Pursuant to the terms of their employment agreements, each of our named executive officers has severance protection in the case of specified qualifying termination events. The severance payments under these agreements are contingent upon the affected executive’s compliance with specified post-termination restrictive covenants. See “Potential Payments Upon Termination or Change in Control” for descriptions of payments to be made under these agreements.

Compensation Actions Taken During 2017

Base Salaries
In February 2017, the Compensation Committee determined that with respect to our named executive officers that are current employees, base salaries for 2017 would remain unchanged from 2016, other than Mr. Finnegan, whose base salary for 2017 would increase to $375,000.
Equity-Based Awards
In February 2017, the Compensation Committee approved annual equity-based awards for our named executive officers that are current employees under the Equity Incentive Plan. The value of RSUs granted to each NEO, assuming that the target level of performance is achieved (with the actual value of units to be earned based on the performance criteria described below), is $3,000,000 for Mr. Taylor, $1,000,000 for Ms. Aman, $1,000,000 for Mr. Horgan, $925,000 for Mr. Siegel, and $500,000 for Mr. Finnegan.
The RSUs are each subject to the performance-based and service-based vesting and forfeiture conditions described below.
Vesting Conditions Applicable to RSUs
Under the terms of the RSUs, the number of RSUs actually earned is determined based on performance during a specified performance period, and the earned RSUs are then further subject to service-based vesting conditions. The RSUs have one-year and three-year performance-based vesting conditions.
The performance criteria for the three-year performance component of the 2017 award, which comprises two-thirds of the total award grant, are a relative total shareholder return in relation to a peer index (“Relative TSR”) (60% of such RSUs), an absolute total shareholder return (“Absolute TSR”) (20% of such RSUs), in each case for the period beginning January 1, 2017 and ending December 31, 2019, and a return on invested capital equal to or in excess of 7.75% as of December 31, 2019 (20% of such RSUs). The total number of RSUs that are earned based on the relative and absolute total shareholder return are each based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. For RSUs that are earned pursuant to the three-year performance component, 50% become vested as of the date performance is measured by the Compensation Committee following December 31, 2019, 25% become vested on January 1, 2021, and the remaining 25% become vested on
January 1, 2022, in each case subject to continued employment.
For the Relative TSR component, we use the FTSE NAREIT Equity Shopping Centers Index (the “Index”) as the peer index. No RSUs are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:

Level of Achievement	Relative TSR Achieved	Percentage of Award Earned
Below Threshold	More than 250 bps below index return	0%
Threshold	250 bps below index return	50%
Target	100 bps above index return	100%
Maximum	500 bps over index return	150%
For the Absolute TSR component, no RSUs are earned for below-threshold performance and the threshold, target, and maximum performance levels (measured on a compounded annual basis over the relevant measurement period) are:
Level of Achievement	Absolute TSR	Percentage of Award Earned
Below Threshold	Less than 6.0%	0%
Threshold	6.0%	50%
Target	9.0%	100%
Maximum	12.0%	150%
The performance criteria for the one-year performance component of the 2017 award, which comprises one-third of the total award grant, is Same Property NOI per share (37.5% of such units), NAREIT funds from operations (“FFO”) per share (37.5% of such units) and individual performance goals (25% of such units), in each case for the period beginning January 1, 2017 and ending December 31, 2017. The total number of units that are earned based on the Same Property NOI per share and FFO per share metrics is based on an achievement factor which, in each case, ranges from a 0% payout for below threshold performance, to 50% for threshold performance, to 100% for target performance, and up to 150% for maximum performance. For actual performance between the specified threshold, target and maximum levels, the resulting achievement percentage will be adjusted on a linear basis. Following the date performance is measured by the Compensation Committee following December 31, 2017, 50% of the earned units become vested as of such date, 25% become vested on January 1, 2019 and the remaining 25% become vested on January 1, 2020, in each case subject to continued employment.
In general, unvested units are forfeited after the final calculation date applicable to any award to the extent performance criteria do not result in the units becoming earned and as of any termination of employment. Upon a termination of employment by the Company without cause, or a resignation by the executive that is as a result of good reason or a retirement (each as defined in the award agreements), a portion of the units will be eligible to become earned and vested, based on actual performance through the date of termination (or target performance in the case of the individual performance criteria) and subject to proration based on the number of days during the applicable performance period that the executive was employed.
Upon a change in control during any performance period, a portion of the units will become earned and vested based on actual performance through the date of the change in control (or target performance in the case of the individual performance criteria).
Dividend rights with respect to earned awards and clawback covenants are unchanged from 2016 awards.
We calculate Same Property NOI based on the net operating income (“NOI”) of properties owned and stabilized for the full period presented, which eliminates disparities in NOI due to the acquisition, disposition or stabilization of development properties during the period presented, and therefore, provides a more consistent metric for comparing the performance of properties. We calculate FFO as net income (loss) in accordance with generally accepted accounting principles excluding (i) gain (loss) on disposition of operating properties, and (ii) extraordinary items, plus (iii) depreciation and amortization of operating properties, (iv) impairment of operating properties and real estate equity investments, and (v) after adjustments for joint ventures calculated to reflect FFO on the same basis.
Annual Cash Incentive Plan Financial Metrics
In February 2017, the Compensation Committee determined that the Annual Bonus Plan for fiscal 2017 will reward our named executive officers that are current employees 75% based on corporate financial metrics and 25% based on individual goals.
The threshold, target and maximum payout amounts will continue to be based on a percentage of their base salary for fiscal 2017.

Summary Compensation Table

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of Mr. Siegel, Mr. Carroll and Mr. Pappagallo for 2016, 2015 and 2014 for services rendered to us during the respective fiscal years. Mr. Hyun was not a named executive officer in 2014, and Messrs. Taylor, Horgan, Finnegan, Hurwitz and Lefkowitz and Ms. Aman were not named executive officers in 2014 or 2015; therefore, in accordance with the SEC’s disclosure rules, information regarding compensation for the year or years that those individuals were not named executive officers is not included in the table below.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Current Officers
James M. Taylor Chief Executive Officer, President and Director	2016	480,000	154,965	5,965,613	—	940,531	—	116,283	7,657,392
Angela Aman Executive Vice President, Chief Financial Officer and Treasurer	2016	300,000	—	1,930,032	—	298,684	—	108,596	2,637,312
Mark T. Horgan Executive Vice President, Chief Investment Officer	2016	285,000	—	1,645,619	—	274,965	—	197,306	2,402,890
Steven F. Siegel Executive Vice President, General Counsel and Secretary	2016	450,000	20,000	925,494	—	371,363	—	25,351	1,792,208
	2015	450,000	—	891,381	—	337,500	—	24,853	1,737,847
	2014	450,000	400,000	932,940	—	330,008	—	26,992	2,139,940
Brian T. Finnegan Executive Vice President, Leasing	2016	300,000	—	350,184	—	245,719	—	31,775	927,678
Former Officers
Michael A. Carroll Former Chief Executive Officer and Director	2016	92,308	—	—	—	—	—	116,570	208,878
	2015	800,000	—	3,441,389	—	1,350,000	—	38,882	5,630,271
	2014	800,000	1,000,000	3,524,440	—	955,600	—	35,029	6,315,069
Michael V. Pappagallo Former President and Chief Financial Officer	2016	86,538	—	—	—	—	—	75,514	162,052
	2015	750,000	—	2,024,358	—	890,625	—	27,132	3,692,115
	2014	800,000	—	2,073,200	—	895,875	—	28,145	3,747,220
Michael Hyun Former Chief Investment Officer	2016	159,385	—	950,505	—	116,500	—	1,318,417	2,544,807
	2015	13,703	300,000	3,200,000	—	—	—	—	3,513,703
Former Interim Officers
Daniel B. Hurwitz Director and Former Interim Chief Executive Officer(5)	2016	1,200,000	—	600,000	—	—	—	9,482	1,809,482
Barry Lefkowitz Former Interim Chief Financial Officer	2016	761,538	—	150,000	—	—	—	8,170	919,708

(1)
Amounts reported in fiscal 2016 include the aggregate grant date fair value of the RSUs granted to the NEO in 2016, each calculated in accordance with FASB ASC Topic 718. The amounts for Mr. Hyun have not been adjusted to reflect the awards forfeited in connection with his separation. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Separation with our Former Executive Officers.” The grant date fair value calculation assumes that the target level of performance is achieved. More information on methodologies made when calculating the grant date fair value of the RSUs is found in Notes 1 (Nature of Business and Financial Statement Presentation) and 10 (Stock Based Compensation) to our Consolidated Financial Statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2016.
(2)
Amounts reported in fiscal 2016 reflect cash incentive awards earned by our named executive officers under the Annual Bonus Plan. These awards were based on pre-established, performance-based targets, the outcome of which was uncertain at the time the targets were established, and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Additional information regarding the annual bonus payments is described above under “Compensation Discussion and Analysis— Compensation Elements—Annual Cash Incentive Compensation.”

(3)
We have no pension benefits, nonqualified defined contribution or other nonqualified deferred compensation plans for executive officers.

(4)
All Other Compensation for 2016 for each named executive officer includes the following:

Name	Insurance Costs(a) ($)	Company Contribution to Defined Contribution Plans(b) ($)	Use of Company Auto or Auto Allowance ($)	Accrued Vacation and Personal Time(c) ($)	Severance(d) ($)	Relocation and Housing Expenses(e) ($)	Total ($)
Current Officers
James M. Taylor	8,532	7,950	—	—	—	99,801	116,283
Angela Aman	8,532	7,950	—	—	—	92,114	108,596
Mark Horgan	9,965	7,673	—	—	—	179,668	197,306
Steven F. Siegel	17,401	7,950	—	—	—	—	25,351
Brian T. Finnegan	13,025	7,950	10,800	—	—	—	31,775
Former Officers
Michael A. Carroll	3,219	7,950	2,447	102,954	—	—	116,570
Michael V. Pappagallo	3,219	7,950	—	64,345	—	—	75,514
Michael Hyun	2,337	7,950	—	13,130	1,295,000	—	1,318,417
Former Interim Officers
Daniel B. Hurwitz	1,532	7,950	—	—	—	—	9,482
Barry Lefkowitz	220	7,950	—	—	—	—	8,170
(a)
Represents employer-paid medical, dental, life, accidental death and dismemberment, and short and long-term disability insurance premiums, including, with respect to Mr. Horgan, $1,446 in reimbursement for premiums under COBRA.

(b)
Represents the employer’s 401(k) plan matching contributions.

(c)
Represents payments made to Mr. Hyun for accrued and unused vacation and personal time in connection with his separation from the Company.

(d)
Represents severance payments made to Mr. Hyun pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table— Terms of Separation with our Former Executive Officers—Mr. Hyun.”

(e)
Represents relocation expenses made to Messrs. Taylor and Horgan and Ms. Aman. Includes $34,448 in moving costs and $65,354 in temporary housing expenses for Mr. Taylor. Includes $27,178 in moving costs, $54,870 in transaction costs in connection with the sale of her home, $7,755 in temporary housing expenses and $2,311 in other relocation expenses for Ms. Aman. Includes $38,092 in temporary housing expenses, $29,277 in moving costs, $108,920 in transaction costs in connection with the sale of his home, and $3,379 in other relocation expenses for Mr. Horgan.

(5)
Does not include amounts paid to Mr. Hurwitz in connection with his service as an independent director in 2016. For more information, see “Compensation of our Officers and Directors—Compensation of Directors.”

Fiscal 2016 Grants of Plan-Based Awards Table

The following table provides supplemental information relating to grants of plan-based awards in fiscal 2016 to help explain information provided above in our Summary Compensation Table. The amounts for Mr. Hyun have not been adjusted to reflect the awards forfeited in connection with his separation. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Separation with our Former Executive Officers.”
Name	Grant Date	Estimated Future Payout Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Current Officers
James M. Taylor Jr.	—	—	600,000	960,000	—	—	—	—	—
	5/20/16(2)	—	—	—	—	—	—	203,590	5,028,673
	5/20/16(3)	—	—	—	30,329	50,077	69,822	—	936,940
Angela Aman	—	—	225,000	300,000	—	—	—	—	—
	5/20/16(2)	—	—	—	—	—	—	58,892	1,454,632
	5/20/16(3)	—	—	—	14,807	24,342	33,875	—	475,400
Mark Horgan	—	—	213,750	285,000	—	—	—	—	—
	5/20/16(2)	—	—	—	—	—	—	47,911	1,183,402
	5/20/16(3)	—	—	—	14,396	23,667	32,935	—	462,217
Steven F. Siegel	—	220,500	292,500	382,500	—	—	—	—	—
	3/2/16(3)	—	—	—	30,252	49,731	69,208	—	925,494
Brian T. Finnegan	—	135,000	180,000	255,000	—	—	—	—	—
	3/2/16(3)	—	—	—	11,446	18,817	26,186	—	350,184
Former Officers
Michael A. Carroll	—	—	—	—	—	—	—	—	—
Michael V. Pappagallo	—	—	—	—	—	—	—	—	—
Michael Hyun	—	207,200	277,500	462,500	—	—	—	—	—
	3/2/16(3)	—	—	—	31,070	51,075	71,079		950,505
Former Interim Officers
Daniel B. Hurwitz(5)	2/15/16	—	—	—	—	—	—	26,478	600,000
Barry Lefkowitz	2/15/16	—	—	—	—	—	—	6,619	150,000
(1)
Reflects the possible payouts of cash incentive compensation under the Annual Bonus Plan. The actual amounts paid, together with other cash incentive compensation paid to each named executive officer during 2016, are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above and the accompanying footnote. Pursuant to the employment agreements for each of Messrs. Taylor and Horgan and Ms. Aman, the dollar amounts presented in the table above for CY2016 are the annual target and maximum payout amounts under the Annual Bonus Plan, prorated from May 20, 2016, the date each commenced employment with the Company. Pursuant to their employment agreements, the actual amounts paid to each of Messrs. Taylor and Horgan and Ms. Aman would be no less than target amounts for CY2016, prorated from May 20, 2016, the date each commenced employment with the Company.

(2)
Reflects service-based RSUs granted during 2016 in connection with the employment agreement of Messrs. Taylor and Horgan and Ms. Aman. See “Compensation Discussion and Analysis—Long-Term Equity Compensation.”

(3)
Reflects performance-based RSUs granted during 2016. See “Compensation Discussion and Analysis—Long-Term Equity Compensation.”

(4)
Represents the grant date fair value (for performance-based RSUs, at target level) granted during 2016 calculated in accordance with FASB ASC Topic 718 and as described in footnote 1 to the “Summary Compensation Table.”

(5)
Does not include stock awards paid to Mr. Hurwitz in connection with his service as an independent director in 2016. For more information, see “Compensation of our Officers and Directors—Compensation of Directors.”

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

As previously discussed in “Compensation Discussion and Analysis” above, five of our ten named executive officers are no longer employees of the Company, including the Former Officers (Messrs. Carroll, Pappagallo and Hyun) and the Former Interim Officers (Messrs. Hurwitz and Lefkowitz). Mr. Carroll, our former chief executive officer, and Mr. Pappagallo, our former president and chief financial officer, separated from the Company in February 2016, and Mr. Hyun separated from the Company in June 2016. In addition, the interim service of Mr. Hurwitz, our former interim chief executive officer, and Mr. Lefkowitz, our former interim chief financial officer, ended in May 2017 in conjunction with Mr. Taylor joining the Company as Chief Executive Officer and President and Ms. Aman joining the Company as Executive Vice President, Chief Financial Officer and Treasurer. The principal terms of each of their employment agreements, and the employment agreements of the other named executive officers, which are relevant to understanding their 2016 compensation, are summarized below, except with respect to potential payments and other benefits upon specified terminations or a “change in control” (as defined in the employment agreements), which are summarized below under “Potential Payments Upon Termination or Change in Control.” Messrs. Carroll, Pappagallo, Hyun, Hurwitz and Lefkowitz also entered into separation agreements with the Company in connection with their separations, the principal terms of which are summarized below.
Employment Agreements with our Named Executive Officers
The employment agreements with each of our Current Officers contain substantially similar terms. Under the employment agreements, each executive is eligible to receive a minimum base salary, as set forth in the applicable agreement, and an annual bonus based on the achievement of specified financial and individual goals. If these goals are achieved, each executive may receive an annual incentive cash bonus equal to a percentage of his or her base salary as provided below. Each executive officer is also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.
Under the employment agreements, a “constructive termination” is deemed to occur upon specified events, including, a reduction in the executive’s annual salary or incentive compensation opportunities, where the executive’s compensation or other material employee benefit are not paid when due, upon a material reduction in the executive’s authority or responsibilities, upon specified relocation events or, in the case of Messrs. Siegel and Finnegan, where the Company elects not to renew the executive’s employment agreement, subject, in each case, to specified notice and cure periods.
Each of the employment agreements also contain restrictive covenants, including an indefinite covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of our employees, customers and affiliates at all times during the named executive officer’s employment, and for one or two years after specified terminations of the named executive officer’s employment (other than for cause).
Following are the material provisions of the employment agreements of our named executive officers.
Current Officers
Taylor Employment Agreement.   Mr. Taylor’s employment agreement provides that he is to serve as Chief Executive Officer and President. The term of Mr. Taylor’s employment agreement is from May 20, 2016 to May 20, 2021 and may be terminated by either the Company or Mr. Taylor at any time and for any reason with proper notice. The agreement provides that the Company will pay Mr. Taylor an annual base salary of  $800,000, subject to increases as may be approved by the Board or the Compensation Committee. Mr. Taylor is also eligible to receive an annual bonus of 100% of his annual base salary if threshold performance objectives are met; 125% of his annual base salary if target performance objectives are met and up to a maximum of 200% of his annual base salary for top performance. In addition, Mr. Taylor received a cash signing bonus of  $154,964. Pursuant to his employment agreement, Mr. Taylor also received (i) a grant of 203,590 restricted stock units, which will vest ratably over three years, commencing on January 1, 2017 and (ii) a grant of restricted stock units that will be earned and vest depending on the achievement of performance conditions over one-year and three-year performance periods (“2016 Performance RSUs”). The performance conditions of the 2016 Performance RSUs are consistent with the performance conditions of grants made to other Company senior executives in March 2016. The aggregate number of 2016 Performance RSUs, assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria determined by the Compensation Committee) is 50,077.

For additional information concerning this employment agreement, see our Form 8-K filed April 15, 2016
Aman Employment Agreement.   Ms. Aman’s employment agreement provides that she is to serve as Executive Vice President, Chief Financial Officer and Treasurer. The term of Ms. Aman’s employment agreement is from May 20, 2016 to May 20, 2019 and may be terminated by either the Company or Ms. Aman at any time and for any reason with proper notice. The agreement provides that the Company will pay Ms. Aman an annual base salary of  $500,000, subject to increases as may be approved by the Board or the Compensation Committee. Ms. Aman is also eligible to receive an annual bonus of 56% of her annual base salary if threshold performance objectives are met; 75% of her annual base salary if target performance objectives are met and up to a maximum of 100% of her annual base salary for top performance. Ms. Aman also received (i) a grant of 58,892 restricted stock units, which will vest ratably over five years, commencing on May 20, 2017 and (ii) a grant of 2016 Performance RSUs. The aggregate number of 2016 Performance RSUs, assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria determined by the Compensation Committee) is 24,342.
Horgan Employment Agreement.   Mr. Horgan’s employment agreement provides that he is to serve as Executive Vice President, Chief Investment Officer. The term of Mr. Horgan’s employment agreement is from May 20, 2016 to May 20, 2019 and may be terminated by the Company or Mr. Horgan at any time and for any reason with proper notice. The agreement provides that the Company will pay Mr. Horgan an annual base salary of   $475,000, subject to such periodic adjustments as may be approved by the Board or the Compensation Committee. Mr. Horgan is also eligible to receive an annual bonus of 56% of his annual base salary if threshold performance objectives are met, 75% of his annual base salary if target performance objectives are met and up to a maximum of 100% of his annual base salary for top performance. Mr. Horgan also received (i) a grant of 47,911 restricted stock units, which will vest ratably over five years, commencing on May 20, 2017 and (ii) a grant of 2016 Performance RSUs. The aggregate number of 2016 Performance RSUs, assuming that the target level of performance is achieved (with the actual number of units to be earned based on the performance criteria determined by the Compensation Committee) is 23,667.
Siegel Employment Agreement.   Mr. Siegel’s employment agreement provides that he is to serve as Executive Vice President, General Counsel and Secretary and is eligible to receive an annual base salary of $421,199, subject to such periodic adjustments as may be approved by the Board or the Compensation Committee. Mr. Siegel is also eligible to receive an annual bonus of 49% of his annual base salary if threshold performance objectives are met, 65% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his annual base salary for top performance. Mr. Siegel’s employment agreement extends automatically for one-year periods unless either the Company or Mr. Siegel elects not to extend the term.
Finnegan Employment Agreement.   Mr. Finnegan’s employment agreement provides that he is to serve as Executive Vice President, Leasing and is eligible to receive an annual base salary of $300,000, subject to such periodic adjustments as may be approved by the Board or the Compensation Committee. Mr. Finnegan is also eligible to receive an annual bonus of 45% of his annual base salary if threshold performance objectives are met, 60% of his annual base salary if target performance objectives are met and up to a maximum of 85% of his annual base salary for top performance. Mr. Finnegan’s employment agreement extends automatically for one-year periods unless either the Company or Mr. Finnegan elects not to extend the term.
Former Officers
Carroll Employment Agreement.   Mr. Carroll’s employment agreement provided that he was to serve as Chief Executive Officer and was eligible to receive an annual base salary of $800,000, subject to such periodic adjustments as approved by the Board or the Compensation Committee. Mr. Carroll was also eligible to receive an annual bonus of 75% of his annual base salary if threshold performance objectives were met, 100% of his annual base salary if target performance objectives were met and up to a maximum of 150% of his annual base salary for top performance. The board adjusted these percentages for 2015 to 100% of his annual base salary if threshold performance objectives were met, 150% of his annual base salary if target performance objectives were met and up to a maximum of 200% of his annual base salary for top performance. Mr. Carroll did not receive an annual bonus for 2016.
Pappagallo Employment Agreement.    Mr. Pappagallo’s employment agreement provided that he was to serve as President and Chief Financial Officer and was eligible to receive an annual base salary of $750,000, subject to periodic adjustments as approved by the Board or the Compensation Committee. Mr. Pappagallo was also eligible to receive an annual bonus of 75% of his annual base salary if threshold performance objectives were met, 100% of his annual base salary if target performance objectives were met, and up to a maximum of 150% of his annual base salary for top performance. Mr. Pappagallo did not receive an annual bonus for 2016.

Hyun Employment Agreement.   Mr. Hyun’s employment agreement provided that he was to serve as Executive Vice President, Chief Investment Officer and was eligible to receive an annual base salary of $370,000, subject to such periodic adjustments as approved by the Board or the Compensation Committee. Mr. Hyun was also eligible to receive an annual bonus of 56% of his annual base salary if threshold performance objectives were met, 75% of his annual base salary if target performance objectives were met and up to a maximum of 125% of his annual base salary for top performance.
Former Interim Officers
Hurwitz and Lefkowitz Employment Agreements
In February 2016, the Board of Directors appointed Mr. Hurwitz as interim President and Chief Executive Officer and Mr. Lefkowitz as interim Chief Financial Officer. Messrs. Hurwitz and Lefkowitz each entered into employment agreements with the Company.
The term of the Mr. Hurwitz’s employment agreement was from February 7, 2016 to August 7, 2016. The agreement provided that Mr. Hurwitz’s compensation was $300,000 per month. The cash component of $200,000 was paid in regular monthly installments in accordance with the Company’s usual payment practices. The equity component for the six month term was paid in the form of  $600,000 of restricted stock, based on the closing price of the common stock on the business day preceding the grant date, and vested upon completion of Mr. Hurwitz’s interim service.
The term of the Mr. Lefkowitz’s employment agreement was from February 12, 2016 to August 12, 2016. The agreement provided that Mr. Lefkowitz’s base salary was $125,000 per month, which was to be paid in regular installments in accordance with the Company’s usual payment practices. Additionally, under the award agreement entered into between Mr. Lefkowitz and the Company in connection with his employment agreement, he received $150,000 of restricted stock, based on the closing price of the common stock on the business day preceding the grant date, and vested upon completion of Mr. Lefkowitz’s interim service.
Mr. Hurwitz’s and Mr. Lefkowitz’s employment agreements could be terminated by the Company at any time; provided, however, that the Company would be required to compensate Mr. Hurwitz and Mr. Lefkowitz for a minimum of six months of service regardless of an earlier termination of their employment agreements.
Terms of Separation with our Former Officers and Former Interim Officers
We entered into separation agreement and releases with Messrs. Carroll and Pappagallo, and general release agreements with Messrs. Hurwitz, Lefkowitz and Hyun in 2016.
Messrs. Carroll and Pappagallo
Pursuant to the terms of their previously executed employment agreements, in connection with their separations each of Mr. Carroll and Mr. Pappagallo were entitled to receive base salary through the date of separation and any earned but unpaid bonus with respect to 2015 performance. Except as discussed below with respect to their separation agreements, pursuant to the terms of their previously executed employment agreements, (i) any RSU awards, whether or not earned or vested, are automatically forfeited as of the separation date; and (ii) any LTIP Units that were not earned and vested were automatically forfeited as of the separation date.
As previously discussed, each of Mr. Carroll and Mr. Pappagallo and the Company entered into a separation agreement and release in connection with their separations. The separation agreements provide: (i) that the executive will continue to comply with the confidentiality and non-solicitation covenants in his employment agreement, but that the non-compete covenant will be waived; (ii) a general release by the executive of any claims, except to indemnification rights pursuant to written agreement or applicable law; (iii) that the executive will cooperate with the Company with respect to certain matters, including the transition of such executive’s responsibilities for a period of six months, and any litigation related to the executive’s services or areas of responsibility during his employment; (iv) subject to the Company’s right to claw back in the event the executive breaches certain provisions of the separation agreement or is found to have violated federal securities laws, the executive will receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which has been completed and performance targets achieved, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved (79,454 LTIP units plus 4,088 dividend equivalent units for Mr. Carroll and 46,737 LTIP units plus 2,405 dividend equivalent units for Mr. Pappagallo); (v) with respect to Mr. Carroll’s separation agreement, Mr. Carroll was entitled to receive 17,000 operating partnership units underlying an LTIP award plus 1,721 dividend equivalent units that relate to a Company performance objective that had already been achieved as of the date of Mr. Carroll’s separation, subject to such performance objective remaining achieved at December 31, 2016, and (vi) other customary separation agreement provisions.
Messrs. Hurwitz, Lefkowitz and Hyun
Each of Messrs. Hurwitz and Lefkowitz and the Company entered into a general release in connection with the end of their interim service on May 20, 2016. The general releases provide that the interim executive officers agree not to disclose confidential information obtained during the course of their employment with the Company and contain a general release of any claims and other customary provisions. As discussed above, following execution of the general release agreements, Messrs. Hurwitz and Lefkowitz received the remainder of compensation payable to them between May 20, 2016 and the end of their six-month interim employment term in August 2016.
The Company also entered into a release and waiver of claims agreement with Mr. Hyun in connection with his separation on June 1, 2016. The release agreement was entered into as consideration for the benefits received by Mr. Hyun upon separation from the Company pursuant to his employment agreement and contained a general release of claims and other customary provisions.
Outstanding Equity Awards at 2016 Fiscal Year End
The following table provides information regarding outstanding awards made to our named executive officers as of our most recent fiscal year end.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Current Officers
James M. Taylor	203,590(1)	4,971,668	38,858(7)	948,912
Angela Aman	58,892(2)	1,438,143	20,893(7)	510,207
Mark Horgan	47,911(2)	1,169,987	20,313(7)	496,043
Steven F. Siegel	6,293(3)	153,675	22,500(8)	549,450
	4,176(4)	101,978	11,304(9)	276,044
	4,178(5)	102,026	42,685(7)	1,042,368
Brian T. Finnegan	838(3)	20,464	3,000(8)	73,260
	1,129(4)	27,570	6,086(9)	148,620
	1,127(5)	27,521	16,151(7)	394,407
Former Officers
Michael A. Carroll(10)	—	—	—	—
Michael V. Pappagallo(10)	—	—	—	—
Michael Hyun(10)	—	—	—	—
Former Interim Officers
Daniel B. Hurwitz	—	—	—	—
Barry Lefkowitz	—	—	—	—

(1)
Reflects time-vesting RSUs granted pursuant to such officer’s employment agreement that will vest in three equal annual installments beginning January 1, 2017, subject to continued service through each vesting date.

(2)
Reflects time-vesting RSUs granted pursuant to such officers’ employment agreements that will vest in five equal annual installments beginning May 20, 2017, subject to continued service through each vesting date.

(3)
Reflects RSUs that have been earned based on performance for the period from January 1, 2014 to December 31, 2015 and vested on January 1, 2017.

(4)
Reflects RSUs or LTIP Units, as applicable, including, with respect to LTIP Units, units awarded in connection with dividend equivalent adjustments, that have been earned based on performance for the period from January 1, 2015 to December 31, 2015 and vested on January 1, 2017.

(5)
Reflects RSUs or LTIP Units, as applicable, including, with respect to LTIP Units, units awarded in connection with dividend equivalent adjustments, that have been earned based on performance for the period from January 1, 2015 to December 31, 2015 and will vest on January 1, 2018.

(6)
Amounts reported are based on the closing market price of our common stock as of December 31, 2016. For purposes of this table, it is assumed that the value of one LTIP Unit was equal to the value of one share of our common stock on such date.

(7)
Reflects performance-based RSUs granted on March 1, 2016 (for Messrs. Siegel and Finnegan) or on May 20, 2016 (for Messrs. Taylor and Horgan and Ms. Aman) with respect to the performance period beginning on January 1, 2016 and ending on December 31, 2016 (the “one-year performance period”) and beginning on January 1, 2016 and ending on December 31, 2018 (the “three-year performance period”). As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation”, RSUs granted with respect to the one-year performance period will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% vested as of February 28, 2017, the date the Compensation Committee confirmed achievement of the performance metrics with respect to the one-year performance period, 25% will vest on January 1, 2018 and 25% will vest on January 1, 2019, in each case subject to continued employment. RSUs granted with respect to the three-year performance period will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the three-year performance period after December 31, 2018, 25% will vest on January 1, 2020, and 25% will vest on January 1, 2021, in each case subject to continued employment.

The table below sets forth the number of RSUs subject to each performance period. As results of the one-year performance period were at or close to the maximum level, the amounts below reflect maximum amounts. As results to date indicate no achievement for the three-year performance period, the amounts reflected below are threshold amounts.
	Performance Period:	One-Year Performance Period	Three-Year Performance Period
	Based on Plan Achievement Level:	Maximum	Threshold
Current Officers
James M. Taylor		15,636	23,222
Angela Aman		11,157	9,736
Mark Horgan		10,847	9,466
Steven F. Siegel		22,793	19,892
Brian T. Finnegan		8,625	7,526
Former Officers
Michael A. Carroll		—	—
Michael V. Pappagallo		—	—
Michael Hyun		—	—
Former Interim Officers
Daniel B. Hurwitz		—	—
Barry Lefkowitz		—	—
(8)
Reflects performance-based RSUs or LTIP Units, as applicable, granted on March 18, 2014 with respect to the performance period beginning on October 29, 2013 and ending on December 31, 2016 (the “three-year performance period”). As more fully described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units,” RSUs or LTIP Units granted with respect to the three-year performance period will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% vested as of February 28, 2017, the date the Compensation Committee confirmed achievement of the performance metrics with respect to the three-year performance period, 25% will vest on January 1, 2018, and 25% will vest on January 1, 2019, in each case subject to continued employment.

The table below sets forth the number of RSUs subject to the three-year performance period. Results for the three-year performance period reflect target amounts because actual results were at or near target. Mr. Pappagallo forfeited all awards with respect to the three-year performance period pursuant to his separation agreement. Pursuant to his separation agreement, Mr. Carroll forfeited all awards with respect to the three-year performance period, other than an award of 17,000 LTIP Units (plus 1,721 dividend equivalent units), which vested on December 31, 2016.

	Performance Period:	Three-Year Performance Period
	Based on Plan Achievement Level:	Target
Current Officers
James M. Taylor		—
Angela Aman		—
Mark Horgan		—
Steven F. Siegel		22,500
Brian T. Finnegan		3,000
Former Officers
Michael A. Carroll		—
Michael V. Pappagallo		—
Michael Hyun		—
Former Interim Officers
Daniel B. Hurwitz		—
Barry Lefkowitz		—
(9)
Reflects performance-based RSUs or LTIP Units, as applicable, granted on February 24, 2015 with respect to the performance period beginning on January 1, 2015 and ending on December 31, 2017 (the “three-year performance period”). As more fully described above under “Compensation Discussion and Analysis—Long-Term Equity Compensation”, RSUs and LTIP Units granted with respect to the three-year performance period will vest, if at all, based on the achievement of the performance criteria with respect to such performance period, and then, for units earned, 50% will vest on the date the Compensation Committee confirms achievement of the performance metrics with respect to the three-year performance period after December 31, 2017, 25% will vest on January 1, 2019, and 25% will vest on January 1, 2020, in each case subject to continued employment.

The table below sets forth the number of RSUs or LTIP Units, as applicable, including LTIP Units awarded in connection with dividend equivalent adjustments, subject to each performance period.
As results to date indicate achievement between threshold and target levels for the three-year performance period, the amounts reflected below are the target amounts. Messrs. Carroll and Pappagallo forfeited all awards with respect to the three-year performance period pursuant to their separation agreements.
	Performance Period:	Three-Year Performance Period
	Based on Plan Achievement Level:	Target
Current Officers
James M. Taylor		—
Angela Aman		—
Mark Horgan		—
Steven F. Siegel		26,086
Brian T. Finnegan		10,144
Former Officers
Michael A. Carroll		—
Michael V. Pappagallo		—
Michael Hyun		—
Former Interim Officers
Daniel B. Hurwitz		—
Barry Lefkowitz		—

(10)
In connection with his termination on June 1, 2016, all of Mr. Hyun’s outstanding RSUs were either earned and vested or forfeited in connection with his termination. In connection with their terminations, all of Messrs. Carroll’s and Pappagallo’s outstanding RSUs were forfeited, except for 17,000 LTIP Units (plus 1,721 dividend equivalent units) for Mr. Carroll, which vested on December 31, 2016. See “Compensation Discussion and Analysis—Long-Term Equity Compensation.”

Option Exercises and Stock Vested in Fiscal 2016
The following table provides information regarding the amounts received by our named executive officers upon the vesting of stock or similar instruments during our most recent fiscal year. We do not have any outstanding options.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Received on Vesting ($)(1)(2)
Current Officers
James M. Taylor	—	—
Angela Aman	—	—
Mark Horgan	—	—
Steven F. Siegel	(1)	466,616
Brian T. Finnegan	(1)	114,680
Former Officers
Michael A. Carroll	(1)	3,135,975
Michael V. Pappagallo	(1)	1,575,741
Michael Hyun	(1)	3,557,415
Former Interim Officers
Daniel B. Hurwitz	(1)	656,919
Barry Lefkowitz	(1)	164,217
(1)
Reflects the vesting of  (i) performance and time-vesting RSUs or LTIP Units granted pursuant to the 2013 Omnibus Incentive Plan in respect of  (x) the performance period beginning on January 1, 2014 and ending on December 31, 2014 (“RSU 1”), (y) the performance period beginning on January 1, 2014 and ending on December 31, 2015 (“RSU 2”) and (z) the performance period beginning on January 1, 2015 and ending on December 31, 2015 (“RSU 3”), in each case, as further described below, (ii) for Mr. Carroll only, 17,000 operating partnership units underlying an LTIP award plus 1,721 dividend equivalent units that relate to a Company performance objective that had already been achieved as of the date of Mr. Carroll’s separation and continued to be achieved as of December 31, 2016 (the “C.P.O. RSUs”), (iii) for Mr. Hyun only, the RSUs that vested upon his separation from the Company (“Separation RSUs”) and (iv) for Mr. Hurwitz and Mr. Lefkowitz only, the vesting of restricted stock awards for their service as interim chief executive officer and interim chief financial officer, respectively (“Interim Service RSUs”). The terms of the RSUs and LTIP Units are described above under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of the RSUs and LTIP Units.”

	Award	Number of Vested Shares of Brixmor Property Group Inc. Common Stock (#)	Number of Vested LTIP Units (#)	Vesting Date	Value Received on Vesting ($)
Current Officers
Mr. Taylor	—	—	—	—	—
Ms. Aman	—	—	—	—	—
Mr. Horgan	—	—	—	—	—
Mr. Siegel	RSU 1	4,568	—	1/1/2016	117,946
	RSU 2	6,294	—	3/1/2016	149,797
	RSU 3	8,356	—	3/1/2016	198,873
Mr. Finnegan	RSU 1	607	—	1/1/2016	15,673
	RSU 2	838	—	3/1/2016	19,944
	RSU 3	1,114	2,208	3/1/2016	79,063
Former Officers
Mr. Carroll	RSU 1	—	18,266	1/1/2016	471,628
	RSU 2	—	45,337	2/5/2016	1,197,804
	RSU 3	—	38,205	2/5/2016	1,009,376
	C.P.O. RSUs		18,721	12/31/2016	457,167
Mr. Pappagallo	RSU 1	—	10,744	1/1/2016	277,410
	RSU 2	—	26,669	2/5/2016	704,595
	RSU 3		22,473	2/5/2016	593,736
Mr. Hyun	Separation RSUs	139,616	—	6/1/2016	3,557,415
Former Interim Officers
Mr. Hurwitz	Interim Service RSUs	26,478	—	5/20/2016	656,919
Mr. Lefkowitz	Interim Service RSUs	6,619	—	5/20/2016	164,217
(2)
Value received on vesting is based on the closing price of our common stock on the applicable vesting date. For purposes of this table, it is assumed that one LTIP Unit is equal in value to one share of our common stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described under the heading “Compensation Discussion and Analysis—Long-Term Equity Compensation” elsewhere in this proxy statement and such conditions have not been met for the LTIP Units included in this table.

Pension Benefits for Fiscal 2016
We have no pension benefits for the executive officers.
Nonqualified Deferred Compensation for Fiscal 2016
We have no nonqualified defined contribution or other nonqualified compensation plans for executive officers.
Potential Payments Upon Termination or Change in Control
The following table describes the potential payments and benefits that would have been payable to our current named executive officers under existing plans and contractual arrangements assuming (1) a termination of employment and/or (2) a change of control (“CIC”) occurred, in each case, on December 31, 2016, the last business day of fiscal 2016. In addition, the footnotes to the table describe the actual value of the accelerated equity received by each of Messrs. Carroll and Pappagallo under their separation agreements in connection with their February 2016 separations and by Mr. Hyun under his employment agreement in connection with his June 2016 separation. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers. These include distributions of plan balances under our 401(k) savings plan and similar items. Except as noted in footnote 4, for purposes of the table below, a “Qualifying Termination” refers to a termination by BPG Subsidiary without “cause” (as defined in the named executive officers’ employment agreements) or by a named executive officer as a result of a “constructive termination” (as defined under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements with Our Named Executive Officers”).

Name	Cash Severance(1) ($)	Continuation of Health Benefits(2) ($)	Gross-Up Payments(3) ($)	Value of Accelerated Equity(4) ($)	Total ($)
Current Officers
James M. Taylor Jr.
Qualifying Termination, no CIC	4,600,000	33,775	—	5,525,287	10,159,062
Qualifying Termination, CIC	4,600,000	33,775	—	5,653,748	10,287,523
CIC without Termination	—	—	—	5,653,748	5,653,748
Death or Disability Termination	600,000	—	—	5,525,287	6,125,287
Angela Aman
Qualifying Termination, no CIC	1,975,500	33,775	—	1,771,898	3,781,173
Qualifying Termination, CIC	1,975,500	33,775	—	1,825,778	3,835,053
CIC without Termination	—	—	—	1,825,778	1,825,778
Death or Disability Termination	225,500	—	—	1,771,898	1,997,398
Mark Horgan
Qualifying Termination, no CIC	1,876,250	33,775	—	1,489,892	3,399,917
Qualifying Termination, CIC	1,876,250	33,775	—	1,542,277	3,452,302
CIC without Termination	—	—	—	1,542,277	1,542,277
Death or Disability Termination	213,750	—	—	1,489,892	1,703,642
Steven F. Siegel
Qualifying Termination, no CIC	1,860,008	25,301	—	1,951,736	3,837,045
Qualifying Termination, CIC	1,860,008	25,301	—	2,201,650	4,086,959
CIC without Termination	—	—	—	2,201,650	2,201,650
Death or Disability Termination	292,500	—	—	1,951,736	2,244,236
Brian T. Finnegan
Qualifying Termination, no CIC	1,099,793	14,501	—	503,972	1,618,266
Qualifying Termination, CIC	1,099,793	14,501	—	635,212	1,749,506
CIC without Termination	—	—	—	635,212	635,212
Death or Disability Termination	195,000	—	—	503,972	698,972
Former Officers
Michael A. Carroll(5)	—	—	—	—	—
Michael V. Pappagallo(6)	—	—	—	—	—
Michael Hyun(7)	—	—	—	—	—
Former Interim Officers
Daniel B. Hurwitz(8)	—	—	—	—	—
Barry Lefkowitz(8)	—	—	—	—	—
(1)
Under their employment agreements, each of Messrs. Taylor, Horgan, Siegel and Finnegan and Ms. Aman is entitled to receive a cash severance amount that consists of an annual bonus in an amount equal to his or her target bonus, prorated based on the number of days during the fiscal year that such executive was employed prior to the termination date, plus in the case of a Qualifying Termination, an amount equal to the sum of   (x) 250% of base salary for Mr. Taylor or 200% of base salary for the other Current Officers, and (y) the sum of such executive’s annual bonuses payable (if any) in respect of the two fiscal years (the “Reference Fiscal Years”) immediately prior to the termination date; provided that if either Reference Fiscal Year is less than a full 12 months, then the annual bonus payable in respect of such fiscal year will be annualized prior to making the foregoing calculation (or, in the case of Messrs. Taylor and Horgan and Ms. Aman, two times the 2016 annual target bonus provided in such executive’s employment agreement).

(2)
Reflects the cost of providing the executive officer with a continuation of medical, dental and vision insurance under COBRA for a period of twelve months (for Messrs. Siegel and Finnegan) or eighteen months (for Messrs. Taylor and Horgan and Ms. Aman) following the date of termination.

(3)
The Company’s named executive officers’ payments upon termination that become subject to tax under Code Section 4999 entitle them to a modified gross-up. In order for the executives to receive any gross-up on such payments, the payments must exceed the limit established under the Code for determining whether any tax is due by 120%. All of the named executive officers’ payments were below this limit so would not have triggered a tax under Code Section 4999.
(4)
If a named executive officer were terminated as a result of a Qualifying Termination or a Change in Control (as that term is defined in the Company’s 2013 Omnibus Incentive Plan), such individual would receive a portion of the RSU awards granted in 2014, with the number determined as follows:

•
the remaining 50% of the tranche 2 award that was scheduled to vest on January 1, 2017; and

•
with respect to tranche 3 of the award, the entirety of tranche 3 based on actual performance for the three-year performance period ending December 31, 2016;

The named executive officer would also, with respect to any RSUs, be entitled to receive cash in the amount of any dividend equivalents payable through December 31, 2016.
In addition, if a named executive officer were terminated as a result of a Qualifying Termination or a Change in Control, such individual would receive a portion of the RSU or LTIP Unit awards, as applicable, granted in 2015, with the number determined as follows:
•
the remaining 50% of the one-year measurement component of the award, 50% of which was scheduled to vest on January 1, 2017 and 50% of which was scheduled to vest on January 1, 2018;

•
with respect to the three-year measurement component of the award, based on actual performance through the termination date, and, in the case of a Qualifying Termination (but not in the case of a Change in Control), prorated for the performance period through December 31, 2016; and

•
provided, in each case, that any performance criteria based on achievement of company-wide performance objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level and, in the case of a Qualifying Termination (but not in the case of a Change in Control), prorated as provided above.

The named executive officer would also be entitled to receive any dividend equivalents payable through December 31, 2016.
In addition, if a named executive officer were terminated as a result of a Qualifying Termination or a Change in Control, such individual would receive a portion of the RSU awards granted in 2016, with the number determined as follows:
•
with respect to the one-year measurement component of the award, the entirety of such component based on actual performance for the one-year performance period;

•
with respect to the three-year measurement component of the award, based on actual performance through the termination date, and, in the case of a Qualifying Termination (but not in the case of a Change in Control), prorated for the performance period through December 31, 2016; and

•
provided, in each case, that any performance criteria based on achievement of company-wide performance objectives or satisfaction of individual performance criteria will be deemed to be achieved or satisfied at target level and, in the case of a Qualifying Termination (but not in the case of a Change in Control), prorated as provided above.

The named executive officer would also be entitled to receive any dividend equivalents payable through December 31, 2016.
For purposes of the foregoing, “Qualifying Termination” means a termination of the individual’s employment (w) by the Company without “Cause” (as that term is defined in the Company’s 2013 Omnibus Incentive Plan, except that termination of the individual’s employment by the Company for poor performance (as determined by a majority of the management committee) shall constitute a termination by the Company for “Cause”) or while the individual has a Disability (as defined in the Company’s 2013 Omnibus Incentive Plan), (x) if the individual’s written employment agreement with the Company (or any affiliate) includes a definition of  “good reason” or “constructive termination,” by the individual for “good reason” or “constructive termination” (as defined in such written employment agreement), (y) which is a retirement, or (z) resulting from the individual’s death.
(5)
Mr. Carroll was not an employee as of December 31, 2016. Mr. Carroll’s separation agreement provided that, subject to the Company’s right to claw back in the event he breaches certain provisions of the separation agreement or is found to have violated federal securities laws, Mr. Carroll was entitled to receive operating partnership units underlying LTIP awards, the performance period for which was completed and performance targets achieved as of the separation date, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved. As a result Mr. Carroll was entitled to receive 79,454 LTIP units plus 4,088 dividend equivalents through the date of his separation from the Company. In addition, Mr. Carroll’s separation agreement provided that Mr. Carroll was entitled to receive 17,000 operating partnership units underlying an LTIP award plus 1,721 dividend equivalent units that relate to a Company performance objective that had already been achieved as of the date of his separation, and that remained achieved at December 31, 2016. The total value of such equity based on the closing price of our common stock on February 5, 2016 was $2,701,788 and as of December 31, 2016 was $2,497,262.
(6)
Mr. Pappagallo was not an employee as of December 31, 2016. Mr. Pappagallo’s separation agreement provided that, subject to the Company’s right to claw back in the event he breaches certain provisions of the separation agreement or is found to have violated federal securities laws, Mr. Pappagallo was entitled to receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which was completed and performance targets achieved as of the separation date, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved. As a result Mr. Pappagallo was entitled to receive 46,737 LTIP units plus 2,405 dividend equivalents through the date of his separation from the Company. The total value of such equity based on the closing price of our common stock on February 5, 2016 was $1,298,332.

(7)
Mr. Hyun was not an employee as of December 31, 2016. Pursuant to the severance terms of his employment agreement, Mr. Hyun received cash severance of  $1,411,500, representing 200% of base salary as of his termination date plus two times his annual target bonus of  $277,500 plus a prorated bonus for 2016 of  $116,500. Mr. Hyun is also entitled to a continuation of medical, dental and vision insurance under COBRA for a period of twelve months following the date of his termination. In addition, pursuant to the terms of his RSU Award Agreements, 139,616 outstanding RSUs held by Mr. Hyun vested upon his termination. See “Option Exercises and Stock Vested in Fiscal 2016.”

(8)
Messrs. Hurwitz and Lefkowitz were not employees as of December 31, 2016 and were not entitled to receive any payments under their employment agreements upon separation from service (other than, in the case of termination of their service prior to the end of the six-month terms of their interim employment agreements, payment of monthly base salaries of  $200,000 for Mr. Hurwitz and $125,000 for Mr. Lefkowitz for the remainder of such six month terms).

Compensation of Directors

In 2016, our directors who were also our employees or employees of The Blackstone Group L.P. and its affiliates, a former stockholder of the Company (“Blackstone”) received no compensation for their services as directors. Messrs. Berman, Deering, Dickson, Hurwitz, Rahm and Schreiber and Ms. Sulzberger, who were compensated for their services as directors in 2016, received annual fees as follows:
•
$60,000 in cash, paid quarterly in arrears;

•
5,000 shares of restricted stock, which vest on the anniversary of the grant date;

•
$17,500 in cash in fees for service on the audit committee (or $22,500 in cash for serving as chairperson of the audit committee);

•
$12,500 in cash in fees for service on the nominating and corporate governance committee; and

•
$12,500 in cash in fees for service on the compensation committee.

Ms. Crosland received prorated compensation for her time of service on the board. Mr. Hurwitz received prorated compensation for his time as an independent director on the board following the end of his service as interim chief executive officer. The table below sets forth information regarding director compensation, except for Mr. Taylor, which is detailed in the “Summary Compensation Table,” for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Equity Awards(a) ($)	Option Awards(a) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John G. Schreiber	61,849	120,550(b)	—	—	—	—	182,399
Michael Berman	133,942	119,700(c)	—	—	—	—	253,642
Sheryl M. Crosland	4,402	122,600(d)	—	—	—	—	127,002
Anthony W. Deering	115,000	119,700(c)	—	—	—	—	234,700
Thomas W. Dickson	72,500	127,550(e)	—	—	—	—	200,050
Jonathan D. Gray	—	—	—	—	—	—	—
Daniel B. Hurwitz	37,364	131,450(f)	—	—	—	—	168,814
William D. Rahm	85,000	127,550(e)	—	—	—	—	212,550
William J. Stein	—	—	—	—	—	—	—
Gabrielle Sulzberger	121,166	129,400(g)	—	—	—	—	250,566
(a)
Equity Awards represent the grant date fair value for the shares of restricted stock granted during 2016 calculated in accordance with FASB ASC Topic 718.

(b)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $24.11 per share.

(c)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $23.94 per share.

(d)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $24.52 per share.

(e)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $25.51 per share.

(f)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $26.29 per share.

(g)
Represents 5,000 shares of restricted stock, valued at a grant date fair value of  $25.88 per share.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Dickson, Hurwitz and Rahm. Ms. Sulzberger served on the compensation committee during 2016 but not as of December 31, 2016. Other than Mr. Hurwitz, who served as interim chief executive officer of the Company between February 2016 and May 2016, none of these directors was, during the fiscal year, an officer or employee of the Company and none was formerly an officer of the Company. Mr. Hurwitz did not receive compensation from the Company (other than for his board and committee service) while serving as a member of the Compensation Committee and did not serve on the Compensation Committee while he was serving as interim chief executive officer of the Company. The board of directors determined that Mr. Hurwitz’s former service as interim chief executive officer of the Company would not affect Mr. Hurwitz’s ability to be independent from management in connection with the duties of a Compensation Committee member. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.

Ownership of Securities
The following table and accompanying footnotes set forth information regarding the beneficial ownership of the Outstanding Brixmor Interests as of March 6, 2017 by: (1) each person known to us to beneficially own more than 5% of the outstanding voting securities of Brixmor Property Group Inc., (2) each of the named executive officers (including the Current Officers, the Former Officers and the Former Interim Officers), (3) each of our directors and (4) all of our directors and executive officers, as a group.
The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise set forth below, the address of each beneficial owner is c/o Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017.

Name of beneficial owner	Number of Shares of Common Stock Beneficially Owned	Percentage of All Shares of Common Stock(1)	Number of OP Units Beneficially Owned(2)	Percentage of All Outstanding Brixmor Interests(1)(2)
Principal Stockholders
The Vanguard Group(3)	46,673,832	15.33%	—	15.31%
Cohen & Steers, Inc.(4)	40,647,635	13.35%	—	13.33%
Vanguard Specialized Funds – Vanguard REIT Index Fund(5)	23,097,434	7.59%	—	7.58%
JPMorgan Chase & Co.(6)	20,125,273	6.61%	—	6.60%
FMR LLC(7)	19,696,847	6.47%	—	6.46%
Blackrock, Inc.(8)	19,633,953	6.45%	—	6.44%
Daiwa Asset Management Co. Ltd.(9)	15,858,567	5.21%	—	5.20%
APG Asset Management US Inc.(10)	15,542,319	5.10%	—	5.10%
Directors and Named Executive Officers(11):
James M. Taylor Jr.	49,167	*	—	*
John G. Schreiber(12)	20,000	*	—	*
Michael Berman	30,475	*	—	*
Sheryl M. Crosland	5,000	*	—	*
Anthony W. Deering(13)	67,925	*	—	*
Thomas W. Dickson	10,000	*	—	*
Daniel B. Hurwitz	31,478	*	—	*
William D. Rahm	15,000	*	—	*
Gabrielle Sulzberger	10,000	*	—	*
Angela Aman	3,429	*	—	*
Steven F. Siegel(14)	301,717	*	14,630	*
Mark Horgan	3,092	*	—	*
Brian T. Finnegan	70,898	*	8,966	*
Michael A. Carroll(15)	995,757	*	186,349	*
Michael V. Pappagallo(15)	364,866	*	93,253	*
Michael Hyun(15)	65,775	*	—	*
Barry Lefkowitz(15)	6,619	*	—	*
Directors and Current Executive Officers as a Group (14 persons)(16)	811,749	*	51,893	*

*
Less than 1%.

(1)
Assumes 304,490,217 shares of our common stock and 402,970 OP Units outstanding as of March 6, 2017.

(2)
Subject to certain requirements and restrictions, the OP Units are redeemable for cash or, at our option, exchangeable for shares of our common stock, on a one-for-one bas/is, subject to the ownership limit and other restrictions on ownership and transfer of our stock set forth in our charter. Beneficial ownership of OP Units reflected in this table is presented separately from the beneficial ownership of the shares of our common stock for which such OP Units may be exchanged. Upon satisfaction of minimum allocations to the capital accounts of the LTIP Units for federal income tax purposes, each LTIP Unit may be converted, at the election of the holder, into an OP Unit. The aggregate amount of OP Units held by Directors and Executive Officers as a group includes 22,490 LTIP Units.

(3)
Based solely on a Schedule 13G filed with the SEC on February 10, 2017. The Vanguard Group has sole voting power with respect to 605,475 shares, shared voting power with respect to 402,088 shares, sole dispositive power with respect to 46,065,023 shares and shared dispositive power with respect to 608,809 shares. The Vanguard Group has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: Vanguard Fiduciary Trust Company, which is the beneficial owner of 127,321 shares, and Vanguard Investments Australia, Ltd., which is the beneficial owner of 959,642 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based solely on a Schedule 13G filed with the SEC on February 14, 2017. Cohen & Steers, Inc. has sole voting power with respect to 21,291,300 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 40,647,635 shares and shared dispositive power with respect to 0 shares. Cohen & Steers, Inc. indicated that it filed the Schedule 13G on behalf of its subsidiary Cohen & Steers Capital Management, Inc. The address of Cohen & Steers, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017.

(5)
Based solely on a Schedule 13G filed with the SEC on February 13, 2017. Vanguard Specialized Funds— Vanguard REIT Index Fund has sole voting power with respect to 23,097,434 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 0 shares. The address of Vanguard Specialized Funds—Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, PA 19355.

(6)
Based solely on a Schedule 13G filed with the SEC on January 25, 2017. JPMorgan Chase & Co. has sole voting power with respect to 17,899,591 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 20,125,220 shares and shared dispositive power with respect to 20,125,273 shares. JPMorgan Chase & Co. has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management Inc.; JPMorgan Asset Management (UK) Limited; J.P. Morgan Asset Management (Canada) Inc.; J.P. Morgan Trust Company of Delaware; and J.P. Morgan Securities LLC. The address of JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.

(7)
Based solely on a Schedule 13G filed with the SEC on February 14, 2017. FMR LLC has sole voting power with respect to 12,304,710 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 19,696,847 shares and shared dispositive power with respect to 0 shares. FMR LLC has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: FIAM LLC, Fidelity Institutional Asset Management Trust Company, FMR Co., Inc. and Strategic Advisers, Inc. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts, 02210.

(8)
Based solely on a Schedule 13G filed with the SEC on January 30, 2017. Blackrock, Inc. has sole voting power with respect to 17,783,557 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 19,633,953 shares and shared dispositive power with respect to 0 shares. Blackrock, Inc. has indicated that it filed the Schedule 13G on behalf of the following subsidiaries: BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock (Singapore) Limited; BlackRock Advisors (UK) Limited; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management North Asia Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Fund Managers Ltd; BlackRock Institutional Trust Company; N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd; and BlackRock Life Limited. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(9)
Based solely on a Schedule 13G filed with the SEC on February 7, 2017. Daiwa Asset Management Co. Ltd. has sole voting power with respect to 15,858,567 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 22,700 shares and shared dispositive power with respect to 15,835,867 shares. The address of Daiwa Asset Management Co. Ltd. is GranTokyo North Tower, 9-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan 100-6753.

(10)
Based solely on a Schedule 13G filed with the SEC on January 11, 2017. APG Asset Management US Inc. (“APG US”) has sole voting power with respect to 15,542,319 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 15,542,319 shares and shared dispositive power with respect to 0 shares. APG US has indicated that Asset Management N.V.” (“APG NL”) is the exclusive investment manager with the power to vote and make all investment decisions with respect to the securities to which the Schedule 13G relates. APG NL has delegated its investment and voting power to APG US. APG NL owns all of the voting shares of APG US and thus may be deemed to beneficially own any securities over which APG US exercise investment management or voting discretion. APG Groep NV (“APG Group”) owns all of the shares of APG NL and Stichting Pensioenfonds ABP (“ABP”) owns all of the shares of APG Group. As a result of these relationships, ABP and APG Group indirectly may be deemed to beneficially own all of the securities over which APG NL or APG US exercises investment management or voting discretion. The address of APG US is 666 3rd Ave., 2nd Floor, New York, NY 10017.

(11)
Our named executive officers for 2016 were the Current Officers (James M. Taylor, Angela Aman, Steve F. Siegel, Mark Horgan and Brian T. Finnegan), the Former Officers (Michael A. Carroll, Michael V. Pappagallo and Michael Hyun) and the Former Interim Officers (Daniel B. Hurwitz and Barry Lefkowitz).

(12)
Includes 10,000 shares held by Centaur Partners IV, LP.

(13)
Includes 2,225 shares held directly by The Charlesmead Foundation. Mr. Deering serves on the board of directors of The Charlesmead Foundation and therefore may be deemed to have shared voting and investment power over shares held directly by The Charlesmead Foundation.

(14)
Excludes 1,000 shares owned by Mr. Siegel’s adult daughter residing in his home as to which Mr. Siegel disclaims beneficial ownership.

(15)
Beneficial ownership information for Messrs. Carroll, Pappagallo, Hyun and Lefkowitz is based solely upon the Company’s records during the periods of their employment and any reports on Form 4 filed by or on behalf of such former officers following their separation from the Company. In addition, the table above reports for Mr. Carroll the additional 17,000 operating partnership units underlying an LTIP award and 1,721 dividend equivalent units described above under “Compensation of Our Officers and Directors— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards—Terms of Separation with our Former Officers and Former Interim Officers—Messrs. Carroll and Pappagallo.” Mr. Carroll owns 15,000 of our common stock jointly with his spouse.

(16)
Messrs. Carroll, Pappagallo, Hyun and Lefkowitz were not employed by the Company as of December 31, 2016 and their shares are not included in this total. Mr. Hurwitz, who was also not employed by the Company as of December 31, 2016, was a director as of December 31, 2016, so his shares are included in this total.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and beneficial owners with more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of copies of such reports and written representations from our executive officers, directors and Blackstone, we believe that our executive officers, directors and Blackstone filed all reports required by Section 16(a) of the Exchange Act on a timely basis.

Transactions with Related Persons
Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements upon issuers having publicly-held common stock that is listed on the NYSE. Under the policy, a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under our categorical independence standards included in our Corporate Governance Guidelines and the rules and regulations of the SEC, the NYSE and the Internal Revenue Code of 1986.

Property Management Agreements

We have been managing certain properties owned by Blackstone, a former stockholder of the Company during a portion of the year ended December 31, 2016. Property and asset management fees received from Blackstone and its affiliates were $0.9 million for the year ended December 31, 2016. The fees and expense reimbursements payable to us under the property and asset management agreements are generally consistent with what would be charged to a third party owner that is not affiliated with Blackstone. The agreements are generally terminable by the owner in the event of a sale or upon 30 days’ written notice.

Stockholders’ Agreement

In 2013, in connection with the IPO, we entered into a stockholders’ agreement with Blackstone and its affiliates, which terminated in 2016 upon Blackstone’s sale of its remaining shares of the Company. During the term of the agreement, it required us to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders (each a “Blackstone Director”) specified in the agreement. Subsequent to Blackstone’s sale of its remaining Company shares, William J. Stein and Jonathan D. Gray, the last two Blackstone Directors, resigned from the Board.

Registration Rights Agreement

In 2013, in connection with the IPO, we entered into a registration rights agreement that provides Blackstone an unlimited number of ”demand” registrations and customary “piggyback” registration rights. Under the registration rights agreement, we also agreed to register the delivery to the exchanging party of shares of our common stock upon exchange or redemption of Outstanding OP Units or, if such registration is not permitted, the resale of such shares of common stock by such exchanging party. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act. Blackstone sold all of its remaining shares of the Company in 2016 pursuant to the registration rights agreement and is no longer a shareholder of the Company.

Indemnification Agreements

In 2013, we entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Maryland law and our charter against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Other

In February 2016 the Company entered into separation and release agreements with Messrs. Carroll and Pappagallo and in June 2016 the Company entered into a release and waiver of claims agreement with Mr. Hyun. Refer to “Narrative Disclosure to
Summary Compensation Table and Grants of Plan-Based Awards Table—Terms of Separation with our Former Executive Officers” above for a description of these agreements.

Equity Compensation Plan Information
The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Company’s equity compensation plans as of December 31, 2016.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted–average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	1,286,280	$—	13,190,267
Equity compensation plan not approved by security holders	—	—	—
Total	1,286,280	—	13,190,267

Stockholder Proposals for the 2018 Annual Meeting
If any stockholder wishes to propose a matter for consideration at our 2018 Annual Meeting of Stockholders, the proposal must be mailed to our Secretary, Brixmor Property Group Inc., 450 Lexington Avenue, New York, New York 10017 in accordance with the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) or the advance notice provisions of our Bylaws. To be eligible under the SEC’s stockholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2018 Annual Meeting proxy statement and form of proxy to be made available in 2018, the proposal must be received by our Corporate Secretary on or before November 30, 2017. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Our bylaws currently provide that, for nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Company, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Company at the principal executive offices of the Company not earlier than the one hundred fiftieth (150th) day nor later than the close of business, Eastern Time, on the one hundred twentieth (120th) day prior to the first anniversary of the date the company’s proxy statement is released to stockholders determined in accordance with Rule 14a-8 promulgated under the Exchange Act, for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary date of the preceding year’s annual meeting, in order for the notice to be timely, such notice must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than the close of business, Eastern Time, on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting, as originally convened, or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice. Notwithstanding the foregoing, if the number of directors to be elected to the Board of Directors in increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date the company’s proxy statement is released to stockholders for the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which such public announcement is first made by the Company.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker, bank or other nominee. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting our Corporate Secretary at 450 Lexington Avenue, New York, New York 10017, (212) 869-3000.

Other Business
The Board does not know of any other matters that may be properly brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,
Steven F. Siegel
Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.brixmor.com) and click on “Financial Information” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Secretary
Brixmor Property Group Inc.
450 Lexington Avenue
New York, New York 10017

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

Please mark your votes like this ☒

Nominees:

	FOR	AGAINST	ABSTAIN
01 James M. Taylor Jr.	☐	☐	☐
02 John G. Schreiber	☐	☐	☐
03 Michael Berman	☐	☐	☐
04 Sheryl M. Crosland	☐	☐	☐
05 Anthony W. Deering	☐	☐	☐
06 Thomas W. Dickson	☐	☐	☐
07 Daniel B. Hurwitz	☐	☐	☐
08 William D. Rahm	☐	☐	☐
09 Gabrielle Sulzberger	☐	☐	☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.	☐	☐	☐

	YES	NO
Please indicate if you plan to attend this meeting	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give full title as such.

____
Signature

____
Signature (if held jointly)

Date: ______________________________ , 2017

For address changes and/or comments, please check ☐ this box and write them on the back where indicated

CONTROL NUMBER

→ ☐

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.AALvote.com/BRX

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.